Exhibit 99.2

FLUSHING BANK 401(k) SAVINGS PLAN

(January 1, 2016 Restatement)

TABLE OF CONTENTS

PREAMBLE		1
ARTICLE I DEFINITIONS AND INTERPRETATION		2
1.1	Plan Definitions	2
1.2	Interpretation	11
ARTICLE II SERVICE		12
2.1	Special Definitions	12
2.2	Crediting of Hours of Service	13
2.3	Crediting of "Continuous Service"	13
2.4	Eligibility Service	13
2.5	Vesting Service	13
2.6	Crediting of Service on Transfer or Amendment	14
ARTICLE III ELIGIBILITY		15
3.1	Eligibility	15
3.2	Transfers of Employment	15
3.3	Reemployment	15
3.4	Notification Concerning New Eligible Employees	16
3.5	Effect and Duration	16
ARTICLE IV 401(k) CONTRIBUTIONS		17
4.1	401(k) Contributions	17
4.2	Amount of 401(k) Contributions	17
4.3	Catch-Up 401(k) Contributions	17
4.4	Contributions Limited to Effectively Available Compensation	18
4.5	Amendments to Reduction Authorization	18
4.6	Suspension of 401(k) Contributions	18
4.7	Resumption of 401(k) Contributions	18
4.8	Delivery of 401(k) Contributions	19
4.9	Vesting of 401(k) Contributions	19
ARTICLE V AFTER-TAX AND ROLLOVER CONTRIBUTIONS		20
5.1	No After-Tax Contributions	20
5.2	Rollover Contributions	20
5.3	Direct Rollovers to Plan	20
5.4	Participant Rollovers to Plan	21
5.5	Restrictions on Rollover Contributions	21
5.6	Vesting of Rollover Contributions	21
ARTICLE VI EMPLOYER CONTRIBUTIONS		22
6.1	Contribution Period	22

i

6.2	Amount and Allocation of Profit Sharing Contributions	22
6.3	Amount and Allocation of Retirement Account Contributions	22
6.4	Special Annual Company Contributions	23
6.5	Allocation of Special Annual Company Contributions	23
6.6	Amount and Allocation of Matching Contributions	23
6.7	Limits on Matching Contributions	23
6.8	Verification of Amount of Employer Contributions by the Sponsor	24
6.9	Payment of Employer Contributions	24
6.10	Allocation Requirements for Employer Contributions	24
6.11	Exceptions to Allocation Requirements for Employer Contributions	25
6.12	Vesting of Employer Contributions	25
6.13	100% Vesting Events	26
6.14	Changes to Vesting Schedule	26
6.15	Forfeitures to Reduce Employer Contributions	27
ARTICLE VII LIMITATIONS ON CONTRIBUTIONS		28
7.1	Special Definitions	28
7.2	Code Section 402(g) Limit	36
7.3	Distribution of "Excess Deferrals"	37
7.4	Limitation on 401(k) Contributions of Highly Compensated Employees – ADP Test	38
7.5	Determination and Allocation of "Excess Contributions" Among Highly Compensated Employees	39
7.6	Treatment of "Excess Contributions"	40
7.7	Limitation on Contributions of Highly Compensated Employees – ACP Test	41
7.8	Determination and Allocation of Excess Aggregate Contributions Among Highly Compensated Employees	42
7.9	Forfeiture or Distribution of "Excess Aggregate Contributions"	43
7.10	Treatment of Forfeited Matching Contributions	44
7.11	Determination of Income or Loss	44
7.12	Code Section 415 Limitations on Crediting of Contributions and Forfeitures	44
7.13	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan	45
7.14	Scope of Limitations	45
ARTICLE VIII TRUST FUNDS AND ACCOUNTS		46
8.1	General Fund	46
8.2	Investment Funds	46

8.3	Loan Investment Fund	46
8.4	Employer Stock Investment Fund	46
8.5	Income on Trust	46
8.6	Accounts	46
8.7	Sub-Accounts	47
ARTICLE IX LIFE INSURANCE CONTRACTS		48
9.1	No Life Insurance Contracts	48
ARTICLE X DEPOSIT AND INVESTMENT OF CONTRIBUTIONS		49
10.1	Future Contribution Investment Elections	49
10.2	Deposit of Participant Directed Contributions	49
10.3	Investment and Deposit of Certain Contributions	49
10.4	Election to Transfer Between Funds	49
10.5	404(c) Protection	50
10.6	Diversification of Employer Stock	50
10.7	Voting and Tendering Employer Stock	52
10.8	Special Restrictions to Comply with Section 16 and Employer's Insider Trading Policy	53
ARTICLE XI CREDITING AND VALUING ACCOUNTS		54
11.1	Crediting Accounts	54
11.2	Valuing Accounts	54
11.3	Unit Accounting Permitted	54
11.4	Finality of Determinations	54
11.5	Notification	54
ARTICLE XII LOANS		55
12.1	Application for Loan	55
12.2	Collateral for Loan	55
12.3	Reduction of Account Upon Distribution	55
12.4	Legal Requirements Applicable to Plan Loans	56
12.5	Administration of Loan Investment Fund	57
12.6	Default	58
12.7	Deemed Distribution Under Code Section 72(p)	58
12.8	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)	59
12.9	Special Rules Applicable to Loans	59
12.10	Prior Loans	60
ARTICLE XIII WITHDRAWALS WHILE EMPLOYED		61
13.1	Non-Hardship Withdrawals of Rollover Contributions	61
13.2	Non-Hardship Withdrawals of Restricted Contributions	61
13.3	Non-Hardship Withdrawals of Matching Contributions	61
13.4	Qualified Reservists Withdrawals of 401(k) Contributions	61

13.5	Withdrawal Upon Deemed Severance from Employment Due to Qualified Military Service	61
13.6	Overall Limitations on Non-Hardship Withdrawals	62
13.7	Hardship Withdrawals	62
13.8	Hardship Determination	63
13.9	Satisfaction of Necessity Requirement for Hardship Withdrawals	64
13.10	Conditions and Limitations on Hardship Withdrawals	64
13.11	Order of Withdrawal from a Participant's Sub-Accounts	65
ARTICLE XIV TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE		66
14.1	Termination of Employment and Settlement Date	66
14.2	Separate Accounting for Non-Vested Amounts	66
14.3	Disposition of Non-Vested Amounts	66
14.4	Treatment of Forfeited Amounts	67
14.5	Recrediting of Forfeited Amounts	68
ARTICLE XV DISTRIBUTIONS		69
15.1	Distributions to Participants	69
15.2	Distributions to Beneficiaries	69
15.3	Code Section 401(a)(9) Requirements	69
15.4	Cash Outs and Participant Consent	72
15.5	Required Commencement of Distribution	73
15.6	Reemployment of a Participant	73
15.7	Restrictions on Alienation	73
15.8	Facility of Payment	73
15.9	Inability to Locate Payee and Non-Negotiated Checks	74
15.10	Distribution Pursuant to Qualified Domestic Relations Orders	74
ARTICLE XVI FORM OF PAYMENT		75
16.1	Applicability	75
16.2	Form of Payment	75
16.3	Direct Rollover	75
16.4	Notice Regarding Form of Payment	76
16.5	Distribution in the Form of Employer Stock	77
ARTICLE XVII BENEFICIARIES		78
17.1	Designation of Beneficiary	78
17.2	Designation of Beneficiary – Special Rule for Prior Profit Sharing Plan Participants	78
17.3	Spousal Consent Requirements	79
ARTICLE XVIII ADMINISTRATION		80

18.1	Authority of the Sponsor and Administrator	80
18.2	Discretionary Authority	80
18.3	Action of the Sponsor	81
18.4	Claims Review Procedure	81
18.5	Exhaustion of Remedies	86
18.6	Grounds for Judicial Review	87
18.7	Qualified Domestic Relations Orders	87
18.8	Correction of Erroneous Payments and Overpayments	87
18.9	Employee Benefits Committee	87
18.10	Actions Binding	88
ARTICLE XIX AMENDMENT AND TERMINATION		89
19.1	Amendment by Plan Sponsor	89
19.2	Amendment by Volume Submitter Practitioner	89
19.3	Limitation on Amendment	90
19.4	Termination	90
19.5	Inability to Locate Payee on Plan Termination	91
19.6	Reorganization	92
19.7	Withdrawal of an Employer	92
ARTICLE XX ADOPTION BY OTHER ENTITIES		93
20.1	Adoption by Related Employers	93
20.2	Effective Plan Provisions	93
ARTICLE XXI MISCELLANEOUS PROVISIONS		94
21.1	No Commitment as to Employment	94
21.2	Benefits	94
21.3	No Guarantees	94
21.4	Expenses	94
21.5	Precedent	94
21.6	Duty to Furnish Information	94
21.7	Merger, Consolidation, or Transfer of Plan Assets	95
21.8	Condition on Employer Contributions	95
21.9	Return of Contributions to an Employer	95
21.10	Validity of Plan	95
21.11	Trust Agreement	96
21.12	Parties Bound	96
21.13	Application of Certain Plan Provisions	96
21.14	Merged Plans	96
21.15	Transferred Funds	96
21.16	Veterans Reemployment Rights	97
21.17	Delivery of Cash Amounts	97
21.18	Written Communications	97
21.19	Plan Correction Procedures	98

v

ARTICLE XXII TOP-HEAVY PROVISIONS		99
22.1	Definitions	99
22.2	Applicability	100
22.3	Minimum Employer Contribution	100
22.4	Exclusion of Collectively-Bargained Employees	101
ARTICLE XXIII SPECIAL EFFECTIVE DATES		102
23.1	Compliance Effective Dates	102
APPENDIX		105
APPENDIX		108

PREAMBLE

The Flushing Bank 401(k) Savings Plan, originally effective as of September 1, 1987, is hereby amended and restated in its entirety. Except as otherwise specifically provided in Article XXIII, this amendment and restatement shall be effective as of January 1, 2016, but with respect only to Employees who retire, die, or otherwise terminate their employment on or after said date. The Plan, as amended and restated hereby, is intended to qualify as a profit-sharing plan under Code Section 401(a), and includes a cash or deferred arrangement that is intended to qualify under Code Section 401(k). The Plan is maintained for the exclusive benefit of eligible Employees and their Beneficiaries.

Notwithstanding any other provision of the Plan to the contrary, a Participant's vested interest in his Account under the Plan on and after the effective date of this amendment and restatement shall be not less than his vested interest in his account on the day immediately preceding the effective date.

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1	Plan Definitions

As used herein, the following words and phrases, when they appear with initial letters capitalized as indicated below, have the meanings hereinafter set forth:

An "Account" means the account maintained by the Trustee in the name of a Participant that reflects his interest in the Trust and any Sub-Accounts maintained thereunder, as provided in Article VIII.

The "Administrator" means the Employee Benefits Committee appointed by the Sponsor pursuant to Article XVIII or its delegate, except that for purposes of the reporting and disclosure requirements of ERISA and the Code it means the Sponsor.

An "After-Tax Contribution" means any after-tax employee contribution made by a Participant to the Plan as may be permitted under Article V or as may have been permitted under the terms of the Plan prior to this amendment and restatement or any after-tax employee contribution made by a Participant to another plan that is transferred directly to the Plan.

The "Beneficiary" of a Participant means the person or persons entitled under the provisions of the Plan to receive distribution hereunder in the event the Participant dies before receiving distribution of his entire interest under the Plan.

A Participant's "Benefit Payment Date" means the first day on which all events have occurred which entitle the Participant to receive payment of his benefit.

A "Catch-Up 401(k) Contribution" means any 401(k) Contribution made on behalf of a Participant that is in excess of an applicable Plan limit and is made pursuant to, and is intended to comply with, Code Section 414(v).

A "Change of Control" means any of the following events:

•	the acquisition of all or substantially all of the assets of the Sponsor or Flushing Financial Corporation (the "Holding Company") by any person or entity, or by any persons or entities acting in concert; or

•	the occurrence of any event if, immediately following such event, a majority of the members of the Board of Directors of the Sponsor or the Holding Company or of any successor corporation shall consist of persons other than Current Members (for these purposes, a "Current Member" shall mean any member of the Board of Directors of the Sponsor or the Holding Company as of the effective date of the Sponsor's conversion from the mutual to the capital stock form of ownership, and any successor of a Current Member whose nomination or election has been approved by a majority of the Current Members then on the Board of Directors); or

•	the acquisition of beneficial ownership, directly or indirectly (as provided in Rule 13d-3 under the Securities Exchange Act of 1934 ("Act"), or any successor rule), of twenty-five percent (25%) or more of the total combined voting power of all classes of stock of the Sponsor or the Holding Company by any person or group deemed a person under Section 13(d)(3) of the Act; or

•	approval by the stockholders of the Sponsor or the Holding Company of an agreement providing for the merger or consolidation of the Sponsor or the Holding Company with another corporation where the stockholders of the Sponsor or the Holding Company, immediately prior to the merger or consolidation, would not beneficially own, directly or indirectly, immediately after the merger or consolidation, shares entitling such stockholders to fifty percent (50%) or more of the total combined voting power of all classes of stock of the surviving corporation.

"Closing Price" means the closing sale price for the Employer Stock, on its principal trading market (or determined in such other manner as determined by the Sponsor), on the applicable Valuation Date or, if there is no sale on such date, the closing sale price on the last preceding date on which there was a sale.

The "Code" means the Internal Revenue Code of 1986, as amended from time to time. Reference to a Code section includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

The "Compensation" of a Participant for any period for the purposes of determining his contributions, other than Profit Sharing Contributions, means the base compensation paid to him by an Employer for services as an Employee (including salary and wages and wage continuation payments to an Employee absent due to illness or disability of a short-term nature) prior to any payroll deductions; provided, however, that it shall not include compensation deferred by the Participant under the Sponsor's Supplemental Savings Incentive Plan ("SSIP deferrals") except for purposes of determining the Participant's Retirement Account Contributions. For these purposes, Compensation shall exclude overtime, commissions, expense allowances, severance pay, fees, bonuses, and contributions made by an Employer to the Plan or any other pension, deferred compensation, insurance, welfare or other employee benefit plan, except to the extent provided in the preceding sentence with respect to SSIP deferrals.

The "Compensation" of a Participant for any period for the purpose of determining his Profit Sharing Contributions, means the wages, salary, fees and other amounts defined as compensation in Code Section 415(c)(3) and Treasury Regulations Sections 1.415(c)-2(b) and (c) paid to him by an Employer for services as an Eligible Employee. For purposes of determining Profit Sharing Contributions, Compensation shall include commissions, overtime, bonuses, wage continuation payments to an Employee absent due to illness or disability of a short-term nature, amounts paid or reimbursed by the Employer for Employee moving expenses (to the extent not deductible by the Employee), and the value of any nonqualified stock option granted to an Employee by the Employer (to the extent includable in gross income for the year granted). For purposes of determining Profit Sharing Contributions, Compensation does not include contributions made by the Employer to the Plan or any other pension, deferred compensation, insurance, welfare or other employee benefit plan, amounts realized from the exercise of a nonqualified stock option or upon the vesting of restricted stock, the sale of a qualified stock option, and other amounts which receive special tax benefits. In addition, and notwithstanding anything in the foregoing to the contrary, for purposes of determining Profit Sharing Contributions, Compensation does not include benefits under a pension or deferred compensation plan (whether or not qualified) regardless of when distributed or taxable.

Notwithstanding the foregoing, Compensation, for all purposes, includes (i) any elective deferral, as defined in Code Section 402(g)(3), (ii) any amount contributed or deferred by the Employer at the Participant's election which is not includable in the Participant's gross income by reason of Code Section 125, 132(f)(4), or 457, and (iii) certain contributions described in Code Section 414(h)(2) that are picked up by the employing unit and treated as employer contributions. Such amounts shall be included in Compensation only to the extent that they would otherwise have been included in Compensation as defined above. For purposes of this paragraph, amounts under a group health plan that a Participant cannot receive in cash in lieu of coverage under the group health plan because the Participant cannot certify that he has other health coverage will nevertheless be deemed to be excluded from the Participant's taxable income pursuant to Code Section 125.

Notwithstanding any other provision of the Plan to the contrary, if a Participant has a severance from employment (as defined in Treasury Regulations Section 1.401(k)-1(d)(2)) with the Employers and all Related Employers, Compensation shall not include amounts received by the Participant following such severance from employment except as provided below:

•	Compensation shall include amounts that would otherwise have been paid to the Participant in the course of his employment and are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, but only to the extent such amounts (1) would have been includable in Compensation if his employment had continued and (2) are paid before the later of (a) the close of the "limitation year" (as defined in Section 7.1) in which the Participant's severance from employment occurs or (b) within 2 ½ months of such severance.

•	Compensation shall include amounts that are payments for accrued bona fide sick, vacation or other leave, but only if (1) the Participant would have been able to use such leave if his employment had continued, (2) such amounts would have been includable in Compensation if his employment had continued, and (3) such amounts are paid before the later of (a) the close of the "limitation year" (as defined in Section 7.1) in which the Participant's severance from employment occurs or (b) within 2 ½ months of such severance.

Notwithstanding any other provision of the Plan to the contrary, Compensation does not include "differential pay", as defined hereunder. For purposes of this paragraph, "differential pay" means any payment made to the Participant by the Employer with respect to a period during which the Participant is performing service in the uniformed services, that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as a Covered Employee.

In no event, however, shall the Compensation of a Participant taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($255,000 for Plan Years beginning in 2013, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the Compensation of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for less than 1 full Plan Year if the formula for allocations is based on Compensation for a period of at least 12 months; and provided further that no proration is required merely because the amount of 401(k) Contributions or Matching Contributions that is contributed for each payroll period during a Plan Year is determined separately using Compensation for that payroll period.

A "Contribution Period" means the period specified in Article VI for which Employer Contributions shall be made.

A "Covered Employee" means any Employee of an Employer who is classified by the Employer, in accordance with its payroll records, as an employee of the Employer employed on a salaried basis. Notwithstanding the foregoing, the term "Covered Employee" shall not include the following:

•	any individual who has executed a contract, letter of agreement, or other document acknowledging his status as an independent contractor who is not entitled to benefits under the Plan or is otherwise not classified by his Employer as a common law employee of the Employer (including, but not limited to, an individual who is classified by the Employer as an independent contractor or who is on the payroll of any person or organization which is not an Employer, such as a temporary help, staffing, employee leasing or professional employer organization), even if such individual is later determined by a court or government agency to be or have been a common law employee of his Employer, unless and until the Employer extends coverage to such individual;

•	any Leased Employee;

•	any Self-Employed Individual; or

•	any Employee compensated exclusively on an hourly or commission basis.

The term "Covered Employee" shall include any Employee who is covered by a collective bargaining agreement with the Employer only if and to the extent such collective bargaining agreement provides for coverage under the Plan.

A Participant is "Disabled" if he has a physical or mental condition, determined by the Administrator after review of those medical reports deemed satisfactory for this purpose, which renders him totally and permanently incapable of engaging in any substantial gainful employment based on his education, training and experience.

The "Early Retirement Date" of an Employee means the first day of the month coincident with or next following the Employee's completion of 5 consecutive years of "vested service," provided the sum of his attained age and "vested service" equals or exceeds 75 years. For this purpose, "vested service" means vested service as defined under the Sponsor's qualified defined benefit retirement plan.

The "Earned Income" of an individual means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the individual's Employer to a qualified plan to the extent the contributions are deductible under Code Section 404. Net earnings shall be determined with regard to the deduction allowed to the taxpayer by Code Section 164(f).

An "Eligible Employee" means: (1) for purposes of 401(k) Contributions and Rollover Contributions, any Covered Employee who has met the eligibility requirements for making such contributions under Article III; and (2) for purposes of Matching, Profit Sharing, Special Annual Company, and Retirement Account Contributions, any Covered Employee who has met the eligibility requirements for receiving allocations of such contributions under Article III.

The "Eligibility Service" of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his eligibility to participate in the Plan as may be required under Article III.

An "Employee" means any common law employee of an Employer or a Related Employer, any Self-Employed Individual, and any Leased Employee.

An "Employer" means the Sponsor and any entity which has adopted the Plan as may be provided under Article XX.

An "Employer Contribution" means the amount, if any, that an Employer contributes to the Plan on behalf of its Eligible Employees in accordance with the provisions of Article VI or Article XXII and that an Eligible Employee may not elect instead to receive in cash.

"Employer Stock" means the common stock of the Sponsor or, if the Sponsor is a wholly-owned subsidiary of a holding company, the common stock of such holding company.

"Employer Stock Investment Fund" means the Investment Fund invested in Employer Stock.

An "Enrollment Date" means the following:

•	for 401(k) Contributions and Rollover Contributions, each day; and

•	for Employer Contributions, the first day of the first payroll period commencing in a calendar month.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time. Reference to a section of ERISA includes such section and any comparable section or sections of any future legislation that amends, supplements, or supersedes such section.

A "401(k) Contribution" means any amount contributed to the Plan on behalf of a Participant that the Participant could elect to receive in cash, but that the Participant elects to have contributed to the Plan in accordance with the provisions of Article IV.

The "General Fund" means a Trust Fund maintained by the Trustee as required to hold and administer any assets of the Trust that are not allocated among any separate Investment Funds as may be provided in the Plan or the Trust Agreement. No General Fund shall be maintained if all assets of the Trust are allocated among separate Investment Funds.

A "Highly Compensated Employee" means any Covered Employee who is a "highly compensated active employee" as defined hereunder.

A "highly compensated active employee" includes any Covered Employee who performs services for an Employer or any Related Employer during the Plan Year and who (i) was a 5% owner at any time during the Plan Year or the "look back year" or (ii) received "compensation" from the Employers and Related Employers during the "look back year" in excess of the dollar amount in effect under Code Section 414(q)(1)(B)(i) adjusted pursuant to Code Section 415(d) (e.g., $115,000 for "look back years" beginning after December 31, 2012, adjusted using as the base period the calendar quarter ending September 30, 1996).

The determination of who is a Highly Compensated Employee hereunder shall be made in accordance with the provisions of Code Section 414(q) and regulations issued thereunder.

For purposes of this definition, the following terms have the following meanings:

•	An Employee's "compensation" means his "415 compensation" as defined in Section 7.1.

•	The "look back year" means the 12-month period immediately preceding the Plan Year.

An "Hour of Service" with respect to an Employee means each hour, if any, that may be credited to him in accordance with the provisions of Article II.

The "Investment Fiduciary" means the fiduciary responsible for investments under the Plan, including, if applicable, selection of the Investment Funds and direction of the Trustee. The Sponsor shall be the Investment Fiduciary, unless the Sponsor designates another person or persons to act as such. The Sponsor may designate different persons to act as its delegate in performing different functions of the Investment Fiduciary.

An "Investment Fund" means any separate investment Trust Fund maintained by the Trustee as may be provided in the Plan or the Trust Agreement or any separate investment fund maintained by the Trustee, to the extent that there are Participant Sub-Accounts under such funds, to which assets of the Trust may be allocated and separately invested.

A "Leased Employee" means any person (other than an "excludable leased employee") who performs services for an Employer or a Related Employer (the "recipient") (other than an employee of the "recipient") pursuant to an agreement between the "recipient" and any other person (the "leasing organization") on a substantially full-time basis for a period of at least 1 year, provided that such services are performed under primary direction of or control by the "recipient". An "excludable leased employee" means any Leased Employee of the "recipient" who is (a) covered by a money purchase pension plan maintained by the "leasing organization" which provides for (i) a nonintegrated employer contribution on behalf of each participant in the plan equal to at least 10% of 415 compensation (as defined in Section 7.1), (ii) full and immediate vesting, and (iii) immediate participation by employees of the "leasing organization" or (b) performs substantially all of his services for the "leasing organization" or (c) whose compensation from the "leasing organization" in each Plan Year during the 4-year period ending with the Plan Year is less than $1,000. Notwithstanding the foregoing, a person shall not be treated as an "excludable leased employee" if Leased Employees (including any individual who would otherwise be considered an "excludable leased employee") constitute more than 20% of the "recipient's" nonhighly compensated work force. For purposes of this Section, contributions or benefits provided to a Leased Employee by the "leasing organization" that are attributable to services performed for the "recipient" shall be treated as provided by the "recipient".

Notwithstanding the foregoing, if any Leased Employee becomes a Covered Employee, all service performed by such person for the "recipient" shall be treated as employment with an Employer as an Employee, even if performed on less than a full-time basis, for less than a full year, or while an "excludable leased employee."

A "Matching Contribution" means any Employer Contribution made to the Plan on account of a Participant's 401(k) Contributions as provided in Article VI, including Matching Contributions A and Matching Contributions B.

A "Matching Contribution A" means the portion of any Matching Contribution made to the Plan on behalf of a Participant that is allocated to his Matching Contributions A Sub-Account in accordance with Section 6.6 (and is not required to be initially invested in the Employer Stock Investment Fund).

A "Matching Contribution B" means the portion of any Matching Contribution made to the Plan on behalf of a Participant that is allocated to his Matching Contributions B Sub-Account in accordance with Section 6.6 (and is required to be initially invested in the Employer Stock Investment Fund).

The "Normal Retirement Date" of an Employee means the later of the date he attains age 65 or the fifth anniversary of the date he was first eligible to participate in the Plan.

A "Participant" means any current or former Employee who has satisfied the requirements of Article III to become an Eligible Employee and who has an Account in the Trust.

The "Plan" means the Flushing Bank 401(k) Savings Plan, as from time to time in effect.

A "Plan Year" means the 12-consecutive-month period ending each December 31st.

A "Predecessor Employer" means any company that is a predecessor organization to an Employer for the purposes of Code Section 414(a).

A "Profit Sharing Contribution" means any Employer Contribution made to the Plan as provided in Article VI, other than Matching Contributions, Retirement Account Contributions, and Special Annual Company Contributions.

A "Related Employer" means any corporation or business, other than an Employer, that would be aggregated with an Employer for a relevant purpose under Code Section 414, including members of an affiliated service group under Code Section 414(m), a controlled group of corporations under Code Section 414(b), or a group of trades of businesses under common control under Code Section 414(c) of which the adopting Employer is a member, and any other entity required to be aggregated with the Employer pursuant to Code Section 414(o).

A Participant's "Required Beginning Date" means the following:

•	for a Participant who is not a "5% owner", April 1 of the calendar year following the calendar year in which occurs the later of the Participant's (i) attainment of age 70 1/2 or (ii) retirement; or

•	for a Participant who is a "5% owner", April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

A Participant is a "5% owner" if he is a 5% owner, as defined in Code Section 416(i) and determined in accordance with Code Section 416, but without regard to whether the Plan is top-heavy, for the Plan Year ending with or within the calendar year in which the Participant attains age 70 1/2. The Required Beginning Date of a Participant who is a "5% owner" hereunder shall not be re-determined if the Participant ceases to be a 5% owner as defined in Code Section 416(i) with respect to any subsequent Plan Year.

A "Retirement Account Contribution" means any Employer Contribution made to the Plan as provided in Article VI, other than Matching Contributions, Profit Sharing Contributions, and Special Annual Company Contributions.

A "Rollover Contribution" means any rollover contribution to the Plan made by a Participant as may be permitted under Article V.

A "Self-Employed Individual" means any individual who has Earned Income for the taxable year from the trade or business with respect to which the Plan is established or who would have had Earned Income but for the fact that the trade or business had no net profits for the taxable year.

The "Settlement Date" of a Participant means the date on which a Participant's interest under the Plan becomes distributable in accordance with Article XV.

A "Special Annual Company Contribution" means any Employer Contribution made to the Plan as provided in Article VI, other than Matching Contributions, Profit Sharing Contributions, and Retirement Account Contributions, that is 100 percent vested when made and may be taken into account to satisfy the limitations on 401(k) Contributions and/or Matching Contributions made by or on behalf of Highly Compensated Employees under Article VII.

The "Sponsor" means Flushing Bank, and any successor thereto.

A Participant's "Spouse" means the person to whom the Participant is legally married under the laws of the state or country in which the marriage originated, even if such marriage is not recognized under the laws of the state or country in which the Participant resides.

A "Sub-Account" means any of the individual sub-accounts of a Participant's Account that is maintained as provided in Article VIII.

The "Trust" means the trust, custodial accounts, annuity contracts, or insurance contracts maintained by the Trustee under the Trust Agreement.

The "Trust Agreement" means any agreement or agreements entered into between the Sponsor and the Trustee relating to the holding, investment, and reinvestment of the assets of the Plan, together with all amendments thereto and shall include any agreement establishing a custodial account, an annuity contract, or an insurance contract (other than a life, health or accident, property, casualty, or liability insurance contract) for the investment of assets if the custodial account or contract would, except for the fact that it is not a trust, constitute a qualified trust under Code Section 401.

The "Trustee" means the trustee or any successor trustee which at the time shall be designated, qualified, and acting under the Trust Agreement and shall include any insurance company that issues an annuity or insurance contract pursuant to the Trust Agreement or any person holding assets in a custodial account pursuant to the Trust Agreement. The Sponsor may designate a person or persons other than the Trustee to perform any responsibility of the Trustee under the Plan, other than trustee responsibilities as defined in ERISA Section 405(c)(3), and the Trustee shall not be liable for the performance of such person in carrying out such responsibility except as otherwise provided by ERISA. The term Trustee shall include any delegate of the Trustee as may be provided in the Trust Agreement.

A "Trust Fund" means any fund maintained under the Trust by the Trustee.

A "Valuation Date" means the date or dates designated by the Sponsor and communicated in writing to the Trustee for the purpose of valuing the General Fund and each Investment Fund and adjusting Accounts and Sub-Accounts hereunder, which dates need not be uniform with respect to the General Fund, each Investment Fund, Account, or Sub-Account; provided, however, that the General Fund and each Investment Fund shall be valued and each Account and Sub-Account shall be adjusted no less often than once annually. Unless the Plan Sponsor designates another date or dates and communicates the designated date(s) to the Trustee, the Valuation Date under the Plan means each day a stock exchange under the Plan is open for business.

The "Vesting Service" of an Employee means the period or periods of service credited to him under the provisions of Article II for purposes of determining his vested interest in his Employer Contributions Sub-Account, if Employer Contributions are provided for under either Article VI or Article XXII.

1.2	Interpretation

Where required by the context, the noun, verb, adjective, and adverb forms of each defined term shall include any of its other forms. Wherever used herein, the masculine pronoun shall include the feminine, the singular shall include the plural, and the plural shall include the singular.

ARTICLE II
SERVICE

2.1	Special Definitions

For purposes of this Article, the following terms have the following meanings:

The "continuous service" of an Employee means the continuous service credited to him in accordance with the provisions of this Article.

The "employment commencement date" of an employee means the date he first completes an Hour of Service.

A "maternity/paternity absence" means an Employee's absence from employment with an Employer or a Related Employer because of the Employee's pregnancy, the birth of the Employee's child, the placement of a child with the Employee in connection with the Employee's adoption of the child, or the caring for the Employee's child immediately following the child's birth or adoption. An Employee's absence from employment will not be considered a maternity/paternity absence unless the Employee furnishes the Administrator such timely information as may reasonably be required to establish that the absence was for one of the purposes enumerated in this paragraph and to establish the number of days of absence attributable to such purpose.

The "reemployment commencement date" of an Employee means the first date following a "service break" on which he again completes an Hour of Service.

A "service break" with respect to an Employee means any 12-consecutive-month period beginning on the Employee's "severance date" and anniversaries of his "severance date" in which he does not complete an Hour of Service.

The "severance date" of an Employee means the earlier of (i) the date on which he retires, dies, or his employment with all Employers and Related Employers is otherwise terminated, or (ii) the first anniversary of the first date of a period during which he is absent from work with all Employers and Related Employers for any other reason; provided, however, that if he terminates employment with or is absent from work with all Employers and Related Employers on account of service with the armed forces of the United States, he shall not incur a "severance date" if he is eligible for reemployment rights under the Uniformed Services Employment and Reemployment Rights Act of 1994 and he returns to work with an Employer or a Related Employer within the period during which he retains such reemployment rights; and provided, further, that if an Employee is on a "maternity/paternity absence" beyond the first anniversary of the first day of such absence, he shall not incur a "severance date" if he returns to employment before the second anniversary of the first day of such absence but, if he does not return within such period, his "severance date" shall be the second anniversary of the first date of such "maternity/paternity absence"; and provided, further, that if an Employee is on a leave of absence granted by an Employer beyond the first anniversary of the first day of such absence, he shall not incur a "severance date" if he returns to work with the Employer or a Related Employer at the expiration of such leave, but if he does not return to work at such time, his "severance date" shall be the first anniversary of the first date of such absence.

2.2	Crediting of Hours of Service

An Employee shall be credited with an Hour of Service for each hour for which he is paid, or entitled to payment, for the performance of duties for an Employer, a Predecessor Employer, or any Related Employer. Except as otherwise specifically provided in this Article II, Hours of Service shall not be credited for employment with a corporation or business prior to the date such corporation or business becomes a Related Employer unless it is a Predecessor Employer.

2.3	Crediting of "Continuous Service"

An Employee shall be credited with "continuous service" for the aggregate of the periods of time between his "employment commencement date" or any "reemployment commencement date" and the "severance date" that next follows such "employment commencement date" or "reemployment commencement date"; provided, however, that an Employee who has a "reemployment commencement date" within the 12-consecutive-month period following the earlier of the first date of his absence or his "severance date" shall be credited with "continuous service" for the period between his "severance date" and "reemployment commencement date"; and provided, further, that the period between the first and second anniversary of the first date of a "maternity/paternity absence" shall not be credited as "continuous service".

2.4	Eligibility Service

An Employee shall be credited with Eligibility Service equal to his "continuous service". An Employee's Eligibility Service shall be computed in full years by dividing the number of days in his period(s) of "continuous service" by 365 and disregarding any fractional number.

In addition, the Eligibility Service of an Employee who was employed by Atlantic Liberty Savings, FA on June 29, 2006 and became an Employee of Flushing Savings Bank, FSB on June 30, 2006, shall include his service with Atlantic Liberty Savings, FA.

2.5	Vesting Service

Vesting Service shall be determined in accordance with the following provisions:

(a)	An Employee shall be credited with Vesting Service equal to his "continuous service". An Employee’s Vesting Service shall be computed in full years by dividing the number of days in his period(s) of "continuous service" by 365 and disregarding any fractional number.

(b)	In addition, the Vesting Service of an Employee who was employed by Atlantic Liberty Savings, FA on June 29, 2006 and became an Employee of Flushing Savings Bank, FSB on June 30, 2006, shall include his service with Atlantic Liberty Savings, FA.

(c)	Notwithstanding the provisions of paragraphs (a) and (b), continuous service completed by an Employee prior to his attainment of age 18 shall not be included in determining an Employee's years of Vesting Service.

(d)	In addition, in the case of an Employee who was employed by New York Federal Savings Bank on the day prior to the acquisition of New York Federal Savings Bank by Flushing Savings Bank, FSB and became an Employee of Flushing Savings Bank, FSB on the date of such acquisition: (i) if he was fully vested in his accounts in the New York Federal Savings Bank 401(k) Profit Sharing Plan (“New York Federal Plan”) on the date of such acquisition, he shall be fully vested in his Matching Contributions Sub-Accounts; and (ii) if he was not fully vested in his accounts in the New York Federal Plan on the date of such acquisition, he shall be given credit for his service with New York Federal Savings Bank for purposes of determining the vested percentage of his Matching Contributions Sub-Accounts to the extent such service was recognized for vesting purposes under the New York Federal Plan immediately prior to the acquisition.

2.6	Crediting of Service on Transfer or Amendment

Notwithstanding any other provision of the Plan to the contrary, if as a result of a Plan amendment or a transfer from employment covered under another qualified plan maintained by an Employer or a Related Employer, the service crediting method applicable to an Employee changes between the elapsed time method described in Treasury Regulations Section 1.410(a)-7 and the Hours of Service method described in Department of Labor Regulations Sections 2530.200 through 2530.203, an affected Employee shall be credited with Eligibility and Vesting Service hereunder as provided in Treasury Regulations Section 1.410(a)-7(f)(1).

ARTICLE III
ELIGIBILITY

3.1	Eligibility

A Covered Employee who was eligible to make 401(k) Contributions and Rollover Contributions under the Plan immediately prior to January 1, 2016 shall continue to be an Eligible Employee eligible to make such contributions on January 1, 2016. Each other Covered Employee shall become an Eligible Employee eligible to make 401(k) Contributions and Rollover Contributions as of the Enrollment Date on which he becomes a Covered Employee or, if later, the Enrollment Date on which he attains age 21. Notwithstanding any other provision of the Plan, a Covered Employee shall not become an Eligible Employee eligible to receive allocations of Matching, Profit Sharing, Special Annual Company or Retirement Account Contributions until he satisfies the eligibility requirements of the following paragraph.

A Covered Employee shall become an Eligible Employee eligible to receive allocations of Matching, Profit Sharing, Special Annual Company, and Retirement Account Contributions as of the Enrollment Date next following the calendar month in which the Covered Employee has both attained age 21 and completed one year of Eligibility Service.

3.2	Transfers of Employment

If an Employee is transferred directly from employment with an Employer or with a Related Employer in a capacity other than as a Covered Employee to employment as a Covered Employee, he shall become an Eligible Employee (for all purposes of the Plan) as of the date he is so transferred if prior to such transfer date he has met the eligibility requirements for Employer Contributions under Section 3.1. Otherwise, the eligibility of a person who is so transferred to participate in the Plan shall be determined in accordance with Section 3.1.

3.3	Reemployment

If a person who terminated employment with an Employer and all Related Employers is reemployed as a Covered Employee and if he had met the eligibility requirements for Employer Contributions under Section 3.1 prior to his termination of employment, he shall again become an Eligible Employee (for all purposes of the Plan) on the date he is reemployed. If such person was not an Eligible Employee prior to his termination of employment, but had satisfied the requirements of Section 3.1 prior to such termination, he shall become an Eligible Employee as of the later of the date he is reemployed or the date he would have become an Eligible Employee in accordance with the provisions of Section 3.1 if he had continued employment as a Covered Employee. Otherwise, the eligibility of a person who terminated employment with an Employer and all Related Employers and who is reemployed by an Employer or a Related Employer to participate in the Plan shall be determined in accordance with Section 3.1 or 3.2.

3.4	Notification Concerning New Eligible Employees

Each Employer shall notify the Administrator as soon as practicable of Employees becoming Eligible Employees as of any date.

3.5	Effect and Duration

Upon becoming an Eligible Employee, a Covered Employee shall be entitled to participate in the Plan with respect to those aspects of the Plan for which he is an Eligible Employee and shall be bound by all the terms and conditions of the Plan and the Trust Agreement. A person shall continue as an Eligible Employee eligible to make 401(k) Contributions and Rollover Contributions, and, if applicable, to participate in the allocation of Employer Contributions, only so long as he continues employment as a Covered Employee.

ARTICLE IV
401(k) CONTRIBUTIONS

4.1	401(k) Contributions

Effective as of the date he becomes an Eligible Employee, each Eligible Employee may elect, in accordance with rules prescribed by the Administrator, to have 401(k) Contributions made to the Plan on his behalf by his Employer as hereinafter provided. An Eligible Employee's election shall include his authorization for his Employer to reduce his Compensation and to make 401(k) Contributions on his behalf. An Eligible Employee who does not make a timely election to have 401(k) Contributions made to the Plan as of the first Enrollment Date he becomes eligible to participate shall be deemed to have elected a 0% reduction and may only change such deemed election pursuant to the provisions of this Article for amending reduction authorizations.

401(k) Contributions on behalf of an Eligible Employee shall commence as soon as administratively practicable after his election is effective.

4.2	Amount of 401(k) Contributions

The amount of 401(k) Contributions to be made each payroll period on behalf of an Eligible Employee by his Employer shall be a percentage, expressed in the increments prescribed by the Administrator, of the Eligible Employee's Compensation of not less than 1% nor more than 25%. In the event an Eligible Employee elects to have his Employer make 401(k) Contributions on his behalf, his Compensation shall be reduced for each payroll period by the percentage he elects to have contributed on his behalf to the Plan in accordance with the terms of his currently effective reduction authorization.

4.3	Catch-Up 401(k) Contributions

An Eligible Employee who is or will be age 50 or older by the end of the taxable year may make Catch-Up 401(k) Contributions to the Plan in excess of the limits otherwise applicable to 401(k) Contributions under the Plan, but not in excess of the dollar limit in effect under Code Section 414(v)(2)(B)(i) for the taxable year ($5,500 for 2013). Otherwise applicable limits that do not apply to Catch-Up 401(k) Contributions include, but are not limited to, the maximum dollar amount or percentage of Compensation limit specified in Section 4.2 or designated by the Administrator, the Code Section 402(g) limit described in Article VII, the limit on 401(k) Contributions made on behalf of Highly Compensated Employees, and the Code Section 415 limit on annual additions described in Article VII.

If a Participant elects to make Catch-Up 401(k) Contributions, his total 401(k) Contributions, including Catch-Up 401(k) Contributions, for any payroll period shall not exceed 75% of his Compensation for such payroll period, or such other higher limit as may be prescribed by the Administrator.

If the maximum dollar amount or percentage of Compensation limit specified in Section 4.2 or by the Administrator changes during the Plan Year, the applicable limit under Section 4.2 for purposes of determining Catch-Up 401(k) Contributions for an Eligible Employee for such Plan Year shall be the sum of the dollar amounts of the limits applicable to the Eligible Employee for each portion of the Plan Year.

4.4	Contributions Limited to Effectively Available Compensation

Notwithstanding any other provision of the Plan or of an Eligible Employee's salary reduction authorization, in no event will 401(k) Contributions, including Catch-Up 401(k) Contributions, be made for a payroll period in excess of an Eligible Employee's "effectively available" Compensation. Effectively available Compensation means the Compensation remaining after all other required amounts have been withheld, e.g., tax withholding, withholding for contributions to a cafeteria plan under Code Section 125, etc.

4.5	Amendments to Reduction Authorization

An Eligible Employee may elect, in the manner prescribed by the Administrator, to change the amount of his future Compensation that his Employer contributes on his behalf as 401(k) Contributions. An Eligible Employee may amend his reduction authorization at such time or times during the Plan Year as the Administrator may prescribe by giving such number of days advance notice of his election as the Administrator may require. An Eligible Employee who amends his reduction authorization shall be limited to selecting an amount of his Compensation that is otherwise permitted under this Article IV. 401(k) Contributions shall be made on behalf of such Eligible Employee by his Employer pursuant to his properly amended reduction authorization commencing as soon as administratively practicable after such amendment is effective, until otherwise altered or terminated in accordance with the Plan.

4.6	Suspension of 401(k) Contributions

An Eligible Employee on whose behalf 401(k) Contributions are being made may elect, in the manner prescribed by the Administrator, to have such contributions suspended at any time by giving such number of days advance notice of his election as the Administrator may require. Any such voluntary suspension shall take effect as soon as administratively practicable after the expiration of the required notice period and shall remain in effect until 401(k) Contributions are resumed as hereinafter set forth.

4.7	Resumption of 401(k) Contributions

An Eligible Employee who has voluntarily suspended his 401(k) Contributions may elect, in the manner prescribed by the Administrator, to have such contributions resumed. An Eligible Employee may make such election at such time or times during the Plan Year as the Administrator may prescribe, by giving such number of days advance notice of his election as the Administrator may require.

4.8	Delivery of 401(k) Contributions

As soon after the date an amount would otherwise be paid to an Eligible Employee as it can reasonably be separated from Employer assets, each Employer shall cause to be delivered to the Trustee all 401(k) Contributions attributable to such amounts.

401(k) Contributions shall be made in cash unless the Participant has elected that they be invested in the Employer Stock Investment Fund, in which case they shall be made in cash or shares of Employer Stock, in the discretion of the Sponsor. For purposes of determining the amount of Employer Stock to be delivered as contributions, such Employer Stock shall be valued at the Closing Price of the Employer Stock on the Valuation Date chosen by the Sponsor for purposes of such contribution, which Valuation Date shall not be more than ten business days prior to the making of such contribution. The shares of Employer Stock delivered to the Trustee may be authorized but unissued shares, treasury shares, or shares held in an employee benefit trust established by an Employer or a Related Employer.

In no event shall an Employer deliver 401(k) Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the 401(k) Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

4.9	Vesting of 401(k) Contributions

A Participant's vested interest in his 401(k) Contributions Sub-Account shall be at all times 100%.

ARTICLE V
AFTER-TAX AND ROLLOVER CONTRIBUTIONS

5.1	No After-Tax Contributions

There shall be no After-Tax Contributions made to the Plan.

5.2	Rollover Contributions

Subject to any restrictions contained in this Article, an Eligible Employee who is eligible to receive or receives an "eligible rollover distribution," within the meaning of Code Section 402(c)(4), or a distribution from an individual retirement account or annuity that is eligible for rollover to the Plan in accordance with the provisions of Code Section 408(d)(3) may elect to make a Rollover Contribution to the Plan. The Administrator shall require an Eligible Employee to provide it with such information as it deems necessary or desirable to show that he is entitled to roll over such distribution to a qualified retirement plan. Certification by the Eligible Employee making a Rollover Contribution shall be conclusive as to the eligibility for roll over into the Plan of the amount presented as a Rollover Contribution on the Eligible Employee's behalf. An Eligible Employee shall make a Rollover Contribution to the Plan by delivering or causing to be delivered to the Trustee the cash that constitutes the Rollover Contribution amount.

5.3	Direct Rollovers to Plan

The Plan will accept "eligible rollover distributions" that are rolled over directly to the Plan ("direct rollovers") from the following:

•	a qualified plan described in Code Section 401(a) or 403(a), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions;

•	an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions;

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, excluding amounts attributable to designated Roth contributions, as described in Code Section 402A; and

•	an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions.

5.4	Participant Rollovers to Plan

The Plan will accept "eligible rollover distributions" that are first distributed to an Eligible Employee ("participant rollovers") from the following:

•	a qualified plan described in Code Section 401(a) or 403(a), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions;

•	an annuity contract described in Code Section 403(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions;

•	an eligible plan under Code Section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state, excluding amounts attributable to designated Roth contributions, as described in Code Section 402A; and

•	an individual retirement account or annuity described in Code Section 408(a) or 408(b), excluding amounts attributable to designated Roth contributions, as described in Code Section 402A, and after-tax employee contributions.

An Eligible Employee who received a distribution that he is rolling over to the Plan, must deliver the cash constituting his Rollover Contribution to the Trustee within 60 days of receipt of the eligible rollover distribution. Such delivery must be made in the manner prescribed by the Administrator.

5.5	Restrictions on Rollover Contributions

Rollover Contributions to the Plan are subject to the following:

•	the Plan shall not accept a Rollover Contribution of any promissory note attributable to a plan loan; and

•	a rollover may not include designated Roth contributions, as described in Code Section 402A, or after-tax employee contributions.

5.6	Vesting of Rollover Contributions

A Participant's vested interest in his Rollover Contributions Sub-Account shall be at all times 100%.

ARTICLE VI
EMPLOYER CONTRIBUTIONS

6.1	Contribution Period

The Contribution Periods for Employer Contributions shall be as follows:

(a)	The Contribution Period for Matching Contributions under the Plan is each payroll period.

(b)	The Contribution Period for Profit Sharing Contributions under the Plan is each Plan Year.

(c)	The Contribution Period for Retirement Account Contributions under the Plan is each Plan Year.

(d)	The Contribution Period for Special Annual Company Contributions under the Plan is each Plan Year.

6.2	Amount and Allocation of Profit Sharing Contributions

Each Employer shall make a Profit Sharing Contribution to the Plan for the Contribution Period in such amount (if any) as may be determined by the Sponsor in its discretion.

Any Profit Sharing Contribution made for a Contribution Period shall be allocated among the Eligible Employees during the Contribution Period who have met the allocation requirements for Profit Sharing Contributions described in this Article. The allocable share of each such Eligible Employee in the Profit Sharing Contribution shall be in the ratio which his Compensation from the Employers for the Contribution Period bears to the aggregate of such Compensation for all such Eligible Employees.

Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee's Compensation for any portion of a Contribution Period during which he was not an Eligible Employee with respect to Profit Sharing Contributions shall be excluded in determining the allocation of any Profit Sharing Contribution made for the Contribution Period.

6.3	Amount and Allocation of Retirement Account Contributions

Each Employer shall make a Retirement Account Contribution to the Plan for the Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Retirement Account Contributions described in this Article. The amount of such Retirement Account Contribution shall be equal to 4% of the Compensation paid to such Eligible Employee for the Contribution Period.

Notwithstanding any other provision of the Plan to the contrary, an Eligible Employee's Compensation for any portion of a Contribution Period during which he was not an Eligible Employee with respect to Retirement Account Contributions shall be excluded in determining the Eligible Employee's Retirement Account Contribution for the Contribution Period.

6.4	Special Annual Company Contributions

Each Employer shall make a Special Annual Company Contribution to the Plan for the Contribution Period in such amount (if any) as may be determined by the Sponsor in its discretion.

Special Annual Company Contributions cannot be taken into account for the ADP Test under Section 7.4 or the ACP Test under Section 7.7 for any Plan Year for which the prior year testing method is used in applying such test unless such contributions are made by the end of the 12-month period following the applicable "testing year" (as defined in Section 7.1) (i.e., by the end of the Plan Year being tested).

6.5	Allocation of Special Annual Company Contributions

Any Special Annual Company Contribution made for a Contribution Period shall be allocated among the Eligible Employees during the Contribution Period who have met the allocation requirements for Special Annual Company Contributions described in this Article, other than any such Eligible Employee who is a Highly Compensated Employee. The allocable share of each such Eligible Employee in the Special Annual Company Contribution shall be in the ratio which his Compensation from the Employer for the Plan Year bears to the aggregate of such Compensation for all such Eligible Employees.

6.6	Amount and Allocation of Matching Contributions

Each Employer shall make a Matching Contribution to the Plan for each Contribution Period on behalf of each of its Eligible Employees during the Contribution Period who has met the allocation requirements for Matching Contributions described in this Article.

The amount of such Matching Contribution shall be equal to 50% of the 401(k) Contributions made for the Contribution Period on behalf of such Eligible Employee.

50% of an Eligible Employee's Matching Contribution for a Contribution Period shall be allocated to his Matching Contributions A Sub-Account and the remaining 50% shall be allocated to his Matching Contributions B Sub-Account.

6.7	Limits on Matching Contributions

Notwithstanding any other provision of this Article to the contrary, Matching Contributions shall not be made with respect to:

(a)	401(k) Contributions that exceed 6% of the Eligible Employee's Compensation for a Contribution Period; or

(b)	Catch-Up 401(k) Contributions.

6.8	Verification of Amount of Employer Contributions by the Sponsor

The Sponsor shall verify the amount of Employer Contributions to be made by each Employer in accordance with the provisions of the Plan. Notwithstanding any other provision of the Plan to the contrary, the Sponsor shall determine the portion of the Employer Contribution to be made by each Employer with respect to a Covered Employee who transfers from employment with one Employer as a Covered Employee to employment with another Employer as a Covered Employee.

6.9	Payment of Employer Contributions

Employer Contributions made for a Contribution Period shall be paid to the Trustee within the period of time required under the Code in order for the contribution to be deductible by the Employer in determining its Federal income taxes for the Plan Year.

Matching Contributions, Retirement Account Contributions, Profit Sharing Contributions, and Special Annual Company Contributions shall be made in cash or shares of Employer Stock, in the discretion of the Sponsor. For purposes of determining the amount of Employer Stock to be delivered as contributions, such Employer Stock shall be valued at the Closing Price of the Employer Stock on the Valuation Date chosen by the Sponsor for purposes of such contribution, which Valuation Date shall not be more than ten business days prior to the making of such contribution. The shares of Employer Stock delivered to the Trustee may be authorized but unissued shares, treasury shares, or shares held in an employee benefit trust established by an Employer or a Related Employer.

In no event shall an Employer deliver Matching Contributions to the Trustee on behalf of an Eligible Employee prior to the date the Eligible Employee performs the services with respect to which the Matching Contribution is being made, unless such pre-funding is to accommodate a bona fide administrative concern and is not for the principal purpose of accelerating deductions.

6.10	Allocation Requirements for Employer Contributions

An Eligible Employee shall be eligible to receive an allocation of Employer Contributions under this Article only if he satisfies any requirements specified in the applicable contribution Section and also meets the requirements of this Section.

(a)	A person who was an Eligible Employee with respect to Profit Sharing Contributions at any time during a Contribution Period shall be eligible to receive an allocation of any Profit Sharing Contributions for such Contribution Period only if he is an Employee of an Employer or a Related Employer as of the last day of the Contribution Period.

(b)	A person who was an Eligible Employee with respect to Retirement Account Contributions at any time during a Contribution Period shall be eligible to receive an allocation of Retirement Account Contributions for such Contribution Period only if he is an Employee of an Employer or a Related Employer as of the last day of the Contribution Period.

(c)	A person who was an Eligible Employee with respect to Matching Contributions at any time during a Contribution Period shall be eligible to receive an allocation of any Matching Contributions for such Contribution Period.

(d)	A person who was an Eligible Employee with respect to Special Annual Company Contributions at any time during a Contribution Period shall be eligible to receive an allocation of Special Annual Company Contributions for such Contribution Period only if he is employed as a Covered Employee as of the last day of the Contribution Period.

6.11	Exceptions to Allocation Requirements for Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the last day allocation requirement for Profit Sharing Contributions and Retirement Account Contributions described in Sections 6.10(a) and (b) above shall not apply to an Eligible Employee who terminates employment with the Employers and all Related Employers during the Contribution Period on or after his Normal or Early Retirement Date or because of death or having become Disabled.

6.12	Vesting of Employer Contributions

A Participant's vested interest in his Special Annual Company Contributions Sub-Account shall be at all times 100 percent.

A Participant's vested interest in his Profit Sharing, Matching, and Retirement Account Contributions Sub-Accounts shall be determined in accordance with the following schedule:

Years of Vesting Service	Vested Interest
Less than 1	0%
1, but less than 2	20%
2, but less than 3	40%
3, but less than 4	60%
4, but less than 5	80%
5 or more	100%

Notwithstanding the foregoing, the vested interest of a Participant whose employment with the Employers and all Related Employers terminated before March 30, 2007 shall be determined in accordance with the terms of the Plan in effect when he terminated employment.

6.13	100% Vesting Events

Notwithstanding any other provision of the Plan to the contrary, if a Participant is employed by an Employer or a Related Employer on his Normal Retirement Date, his Early Retirement Date, the occurrence of a Change of Control, the date he dies, or the date he becomes Disabled, his vested interest in his full Employer Contributions Sub-Account shall be 100%, without regard to the number of his years of Vesting Service.

6.14	Changes to Vesting Schedule

If there is a direct or indirect amendment to the vesting schedule applicable to a Participant's Employer Contributions Sub-Account that affects the computation of a Participant's vested interest in his Employer Contributions Sub-Account, the following special rules shall apply:

(a)	In no event shall a Participant's vested interest in his Employer Contributions Sub-Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be less than his vested interest in his Employer Contributions Sub-Account immediately prior to such date.

(b)	In no event shall a Participant's vested interest in his Employer Contributions Sub-Account accrued as of the later of (i) the effective date of such amendment or (ii) the date such amendment is adopted, be determined on and after the effective date of such amendment under a vesting schedule that is more restrictive than the vesting schedule applicable to such Employer Contributions Sub-Account immediately prior to the effective date of such amendment.

(c)	Any Participant with 3 or more years of Vesting Service shall have a right to have his vested interest in his Employer Contributions Sub-Account (including amounts accrued following the effective date of such amendment) continue to be determined under the vesting provisions in effect prior to the amendment rather than under the new vesting provisions, unless the vested interest of the Participant in his Employer Contributions Sub-Account under the Plan as amended is not at any time less than such vested interest determined without regard to the amendment. A Participant shall exercise his right under this Section by giving written notice of his exercise thereof to the Administrator within 60 days after the latest of (i) the date he receives notice of the amendment from the Administrator, (ii) the effective date of the amendment, or (iii) the date the amendment is adopted.

6.15	Forfeitures to Reduce Employer Contributions

Notwithstanding any other provision of the Plan to the contrary, the amount of the Employer Contribution required under this Article for a Plan Year shall be reduced by the amount of any forfeitures occurring during the Plan Year or any prior Plan Year that are not used to pay Plan expenses and that are applied against Employer Contributions as provided in Article VII, XIV or XV, as applicable.

ARTICLE VII
LIMITATIONS ON CONTRIBUTIONS

7.1	Special Definitions

For purposes of this Article, the following terms have the following meanings:

The "annual addition" with respect to a Participant for a "limitation year" means the sum of the following amounts credited to the Participant’s account(s) for the "limitation year":

(a)	all employer contributions credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by an Employer or a Related Employer, including "elective contributions" (other than "elective contributions" to an eligible deferred compensation plan under Code Section 457) and amounts attributable to forfeitures applied to reduce the employer's contribution obligation, but excluding "catch-up contributions";

(b)	all "employee contributions" credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by an Employer or a Related Employer or any qualified defined benefit plan maintained by an Employer or a Related Employer if either separate accounts are maintained under the defined benefit plan with respect to such employee contributions or such contributions are mandatory employee contributions within the meaning of Code Section 411(c)(2)(C) (without regard to whether the plan is subject to the provisions of Code Section 411);

(c)	all forfeitures credited to the Participant's account for the "limitation year" under any qualified defined contribution plan maintained by the Employer or a Related Employer;

(d)	all amounts credited for the "limitation year" to an individual medical benefit account, as described in Code Section 415(l)(2), established for the Participant as part of a pension or annuity plan maintained by the Employer or a Related Employer;

(e)	if the Participant is a key employee, as defined in Code Section 419A(d)(3), all amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after that date, that are attributable to post-retirement medical benefits credited for the "limitation year" to the Participant's separate account under a welfare benefit fund, as defined in Code Section 419(e), maintained by the Employer or a Related Employer; and

(f)	all amounts credited to the Participant for the "limitation year" under a simplified employee pension.

Notwithstanding the foregoing, any restorative payment made to a plan by an Employer or a Related Employer to make up for losses to the plan resulting from the action or non-action of a fiduciary for which there is a reasonable risk of liability for a breach of fiduciary duty under ERISA or other applicable federal or state law shall not be treated as an annual addition provided that similarly situated participants are treated similarly with respect to the restorative payment.

Except as otherwise specifically provided below, an amount will be treated as credited to a Participant's account for a "limitation year" if such amount is both (1) allocated to the Participant's account as of a date within such "limitation year" (provided that if allocation of an amount is contingent upon the satisfaction of a future condition, such amount shall not be treated as allocated for purposes of determining "annual additions" for a "limitation year" until the date all such conditions are satisfied) and (2) actually contributed to the account within the applicable period described herein. If contributions are made after the end of the applicable period, they shall be treated as credited to the Participant's account for the "limitation year" in which they are made. The applicable period for making "employee contributions" is within 30 days of the close of the "limitation year." The applicable period for making employer contributions is: (i) for contributions by a taxable entity, within 30 days of the close of the period described in Code Section 404(a)(6), as applicable to the entity's taxable year with or within which the "limitation year" ends; or (ii) for contributions by a non-taxable entity (including a governmental employer) within 15 days of the last day of the 10th calendar month following the end of the calendar year or fiscal year (as applicable, based on how the entity maintains its books) with or within which the "limitation year" ends.

Forfeitures re-allocated to a Participant's account are treated as credited to the Participant's account for the "limitation year" in which they are allocated to such account. Corrective contributions and contributions required by reason of qualified military service (as defined in Code Section 414(u)) are treated as "annual additions" for the "limitation year" to which they relate, rather than the "limitation year" in which they are made.

A "catch-up contribution" means any elective deferral, as defined in Code Section 414(v)(2)(C), that is treated as a catch-up contribution in accordance with the provisions of Code Section 414(v).

The "contribution percentage" with respect to an "eligible participant" for a particular Plan Year means the ratio of the sum of the included contributions, described below, to the "eligible participant's" "test compensation" for such Plan Year. Contributions made on behalf of an "eligible participant" for the Plan Year that are used in computing the "eligible participant's" "contribution percentage" include the following:

•	Matching Contributions, except as specifically provided below;

•	as directed by the Administrator, 401(k) Contributions, excluding Catch-Up 401(k) Contributions, to the extent such 401(k) Contributions are not included in determining the "eligible participant's" "deferral percentage" for such Plan Year, except to the extent necessary to demonstrate satisfaction of the requirement of Treas. Reg. § 1.401(m)-2(a)(6)(ii); and

•	as directed by the Administrator, Special Annual Company Contributions, to the extent such Special Annual Company Contributions are not included in determining the "eligible participant's" "deferral percentage" for such Plan Year.

Notwithstanding the foregoing, the following Matching Contributions are not included in computing an "eligible participant's" "contribution percentage" for a Plan Year:

•	Matching Contributions that are forfeited because they relate to 401(k) Contributions that are distributed as "excess contributions", "excess deferrals", or because they exceed the Code Section 402(g) limit;

•	contributions to the Plan made pursuant to Code Section 414(u) that are treated as Matching Contributions; and

•	Matching Contributions that are forfeited because they relate to 401(k) Contributions that are re-characterized as Catch-Up 401(k) Contributions.

Matching Contributions in excess of 100% of the 401(k) Contributions of an "eligible participant" who is not a Highly Compensated Employee for a Plan Year shall not be used in computing such "eligible participant's" "contribution percentage" for the Plan Year to the extent that such Matching Contributions exceed the greater of (i) 5% of the "eligible participant's" "test compensation" for the Plan Year or (ii) the product of 2 times the Plan's "representative match rate" multiplied by the "eligible participant's" 401(k) Contributions for the Plan Year. The Plan's "representative match rate" is the lowest "match rate" of any "eligible participant" who is not a Highly Compensated Employee for the Plan Year in either (i) the group consisting of half of all "eligible participants" who are not Highly Compensated Employees for the Plan Year and who make 401(k) Contributions for the Plan Year, or (ii) the group of all "eligible participants" who are not Highly Compensated Employees for the Plan Year and who are employed by the Employer or a Related Employer on the last day of the Plan Year and who make 401(k) Contributions for the Plan Year, whichever results in the greater amount. An "eligible participant's "match rate" means the Matching Contributions made on behalf of the "eligible participant" for the Plan Year divided by the "eligible participant's" 401(k) Contributions for the Plan Year; provided, however, that if Matching Contributions are made at different rates for different levels of Compensation, the "match rate" shall be determined assuming 401(k) Contributions equal to 6% of "test compensation".

To be included in computing an "eligible participant's" "contribution percentage" for a Plan Year, contributions must be allocated to the "eligible participant's" Account as of a date within such Plan Year and must be made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the prior year testing method is used in applying the nondiscrimination requirements applicable to Matching Contributions, contributions used in computing the "contribution percentage" for the "testing year" of a non-Highly Compensated Employee must be made before the last day of the Plan Year for which the test is being applied.

If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee's "contribution percentage" for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:

•	401(k) Contributions that were included in computing the "eligible participant's" "contribution percentage" under the current year method for such immediately preceding Plan Year; and

•	Special Annual Company Contributions that were included in computing the "eligible participant's" "deferral percentage" or "contribution percentage" under the current year method for such immediately preceding Plan Year.

The determination of an "eligible participant's" "contribution percentage" shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

The "deferral percentage" with respect to an Eligible Employee for a particular Plan Year means the ratio of the sum of the included contributions, described below, to the Eligible Employee's "test compensation" for such Plan Year. Contributions made on behalf of an Eligible Employee for the Plan Year that are used in computing the Eligible Employee's "deferral percentage" include the following:

•	401(k) Contributions, except as specifically provided below; and

•	as directed by the Administrator, Special Annual Company Contributions, to the extent such Special Annual Company Contributions are not included in determining the Eligible Employee's "contribution percentage" for such Plan Year.

Notwithstanding the foregoing, the following 401(k) Contributions are not included in computing an Eligible Employee's "deferral percentage" for a Plan Year:

•	401(k) Contributions that are distributed to a non-Highly Compensated Employee in accordance with the provisions of Section 7.2 because they exceed the Code Section 402(g) limit;

•	contributions made to the Plan pursuant to Code Section 414(u) that are treated as 401(k) Contributions;

•	Catch-Up 401(k) Contributions; and

•	401(k) Contributions that are included in determining an Eligible Employee's "contribution percentage" for the Plan Year, except to the extent necessary to demonstrate satisfaction of the requirement of Treas. Reg. § 1.401(m)-2(a)(6)(ii).

To be included in computing an Eligible Employee's "deferral percentage" for a Plan Year, contributions must be allocated to the Eligible Employee's Account as of a date within such Plan Year and be made to the Plan before the end of the 12-month period immediately following the Plan Year to which the contributions relate. For Plan Years in which the prior year testing method is used in applying the ADP test, contributions used in computing the "deferral percentage" for the "testing year" of a non-Highly Compensated Employee must be made before the last day of the Plan Year for which the test is being applied.

401(k) Contributions included in computing an Eligible Employee's "deferral percentage" for a Plan Year must relate to Compensation that either (i) would have been received by the Eligible Employee in such Plan Year or (ii) is attributable to services performed by the Eligible Employee in such Plan Year and would have been received by the Eligible Employee within 2 1/2 months of the close of such Plan Year. The Administrator shall direct, in accordance with uniform and non-discriminatory rules, whether 401(k) Contributions related to Compensation described in (ii) shall be included in an Eligible Employee's "deferral percentage" for the Plan Year in which the services were performed or for the Plan Year in which the Compensation would have been received, provided that such 401(k) Contributions shall not be included in an Eligible Employee's "deferral percentage" for both such Plan Years.

If an Employer elects to change from the current year testing method to the prior year testing method, the following shall not be included in computing a non-Highly Compensated Employee's "deferral percentage" for the Plan Year immediately preceding the Plan Year in which the prior year testing method is first effective:

•	401(k) Contributions that were included in computing the Eligible Employee's "contribution percentage" under the current year method for such immediately preceding Plan Year; and

•	Special Annual Company Contributions that were included in computing the Eligible Employee's "deferral percentage" or "contribution percentage" under the current year method for such immediately preceding Plan Year.

The determination of an Eligible Employee's "deferral percentage" shall be made after any reduction required to satisfy the Code Section 415 limitations is made as provided in this Article VII and shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

An "elective contribution" means any employer contribution made to a plan maintained by an Employer or a Related Employer on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k), any simplified employee pension cash or deferred arrangement as described in Code Section 402(h)(1)(B), or any plan as described in Code Section 501(c)(18), and any contribution made on behalf of the Participant by an Employer or a Related Employer for the purchase of an annuity contract under Code Section 403(b) pursuant to a salary reduction agreement. For purposes of applying the limitations described in this Article VII, the term "elective contribution" includes designated Roth contributions and excludes "catch-up contributions".

An "elective 401(k) contribution" means any employer contribution made to a plan maintained by an Employer or a Related Employer on behalf of a Participant in lieu of cash compensation pursuant to his election (whether such election is an active election or a passive election) to defer under any qualified CODA as described in Code Section 401(k) including a designated Roth contribution. For purposes of applying the limitations described in this Article VII, the term "elective 401(k) contribution" excludes "catch-up contributions".

An "eligible participant" means any Eligible Employee who is eligible to participate in the allocation of Matching Contributions.

Notwithstanding the foregoing, the following Employees shall not be included as "eligible participants":

•	Eligible Employees who are covered by a collective bargaining agreement between their Employer and employee representatives if retirement benefits were the subject of good faith bargaining

An "employee contribution" means any employee after-tax contribution allocated to an Eligible Employee's account under any qualified plan of an Employer or a Related Employer.

An "excess aggregate contribution" means any contribution made to the Plan on behalf of a Highly Compensated Employee that exceeds the limitations described in Section 7.7.

An "excess contribution" means any contribution made to the Plan on behalf of a Highly Compensated Employee that exceeds the limitations described in Section 7.4.

An "excess deferral" with respect to a Participant means that portion of a Participant's 401(k) Contributions, excluding Catch-Up 401(k) Contributions, for his taxable year that, when added to amounts deferred for such taxable year under other plans or arrangements described in Code Section 401(k), 408(k), or 403(b) (other than any such plan or arrangement that is maintained by an Employer or a Related Employer and excluding any "catch-up contributions"), would exceed the dollar limit imposed under Code Section 402(g) as in effect on January 1 of the calendar year in which such taxable year begins and is includible in the Participant's gross income under Code Section 402(g).

The "415 compensation" of a Participant for any "limitation year" means the Participant's wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) paid to him by an Employer or a Related Employer, determined without regard to any rules that limit compensation included in wages based on the nature or location of the employment or services performed, plus all other payments of compensation to the Participant by the Employer or a Related Employer(in the course of its trade or business) for which the Employer or Related Employer is required to furnish the Participant a written statement under Code Sections 6041(d), 6051(a)(3) and 6052.

"415 compensation" also includes (i) any elective deferral, as defined in Code Section 402(g)(3) and (ii) any amount contributed or deferred by the Employer or Related Employer at the Participant's election which is not includable in the Participant's gross income by reason of Code Section 125, 132(f)(4), or 457, provided that any such amount is attributable to compensation that would otherwise be included in "415 compensation" as defined above. For purposes of this paragraph, amounts under a group health plan that a Participant cannot receive in cash in lieu of coverage under the group health plan because the Participant cannot certify that he has other health coverage will nevertheless be deemed to be excluded from the Participant's taxable income pursuant to Code Section 125.

Notwithstanding any other provision of the Plan to the contrary, if a Participant is absent from employment as a Covered Employee to perform service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code), his "415 compensation" will include any "differential pay", as defined hereunder, he receives or is entitled to receive from his Employer. For purposes of this paragraph, "differential pay" means any payment made to the Participant by the Employer after December 31, 2008, with respect to a period during which the Participant is performing service in the uniformed services (as defined in Chapter 43 of Title 38 of the United States Code) while on active duty for a period of more than 30 days that represents all or a portion of the wages the Participant would have received if he had continued employment with the Employer as an Employee.

If a Participant has a severance from employment (as defined in Treasury Regulations Section 1.415(a)-1(f)(5)) with the Employer and all Related Employers, "415 compensation" does not include amounts received by the Participant following such severance from employment except amounts paid before the later of (a) the close of the "limitation year" in which the Participant's severance from employment occurs or (b) within 2 ½ months of such severance if such amounts:

•	would otherwise have been paid to the Participant in the course of his employment, are regular compensation for services during the Participant's regular working hours, compensation for services outside the Participant's regular working hours (such as overtime or shift differential pay), commissions, bonuses, or other similar compensation, and would have been included in the Participant's "415 compensation" if he had continued in employment.

•	are payments for accrued bona fide sick, vacation or other leave, but only if the Participant would have been able to use such leave if his employment had continued and such amounts would have been includable in "415 compensation" if his employment had continued.

•	are received by the Participant pursuant to a non-qualified, unfunded deferred compensation plan, but only if the Participant would have received such payments at the same time if he had continued in employment and such payments would have been included in "415 compensation" if his employment had continued and only to the extent the payments are includable in the Participant's gross income.

For purposes of this subsection, a Participant will not be considered to have incurred a severance from employment if his new employer continues to maintain the plan with respect to such Participant.

To be included in a Participant's "415 compensation" for a particular "limitation year", an amount must have been received by the Participant (or would have been received, but for the Participant's election (or deemed election) under Code Section 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), or 457(b)) within such "limitation year".

In no event, however, shall the "415 compensation" of a Participant taken into account under the Plan for any "limitation year" exceed the limit in effect under Code Section 401(a)(17) ($255,000 for "limitation years" beginning in 2013, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for "limitation years" beginning in such calendar year). If the "415 compensation" of a Participant is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Participant by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for a Participant who is covered under the Plan for fewer than 12 months. Notwithstanding the foregoing, solely for purposes of determining whether an Employee is a Highly Compensated Employee or a "key employee" for purposes of Article XXII, the Employee's "415 compensation" shall not be subject to the Code Section 401(a)(17) limit.

A "limitation year" means the calendar year.

A "matching contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Employer solely on account of "elective contributions" made on his behalf or "employee contributions" made by him.

A "qualified matching contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Employer solely on account of "elective contributions" made on his behalf or "employee contributions" made by him that is a qualified matching contribution as defined in regulations issued under Code Section 401(k), is nonforfeitable when made, and is distributable only as permitted in regulations issued under Code Section 401(k).

A "qualified nonelective contribution" means any employer contribution allocated to an Eligible Employee's account under any plan of an Employer or a Related Employer that the Participant could not elect instead to receive in cash until distributed from the Plan, that is a qualified nonelective contribution as defined in Code Sections 401(k) and 401(m) and regulations issued thereunder, is nonforfeitable when made, and is distributable (other than for hardships) only as permitted in regulations issued under Code Section 401(k).

The "test compensation" of an Eligible Employee or "eligible participant" for any Plan Year means any definition of compensation designated by the Administrator that satisfies the requirements of Code Section 414(s). The Administrator may exclude from "test compensation" amounts paid to an individual during a Plan Year, but while the individual was not an Eligible Employee or "eligible participant" provided such exclusion is applied on a uniform and consistent basis with respect to similarly-situated employees.

In no event, however, shall the "test compensation" of an Eligible Employee or "eligible participant" taken into account under the Plan for any Plan Year exceed the limit in effect under Code Section 401(a)(17) ($250,000 for Plan Years beginning in 2012, subject to adjustment annually as provided in Code Sections 401(a)(17)(B) and 415(d); provided, however, that the dollar increase in effect on January 1 of any calendar year, if any, is effective for Plan Years beginning in such calendar year). If the "test compensation" of an Eligible Employee or "eligible participant" is determined over a period of time that contains fewer than 12 calendar months, then the annual compensation limitation described above shall be adjusted with respect to that Eligible Employee or "eligible participant" by multiplying the annual compensation limitation in effect for the Plan Year by a fraction the numerator of which is the number of full months in the period and the denominator of which is 12; provided, however, that no proration is required for an Eligible Employee or "eligible participant" who is covered under the Plan for less than one full Plan Year.

The "testing year" under the prior year testing method means the Plan Year immediately preceding the Plan Year for which the limitations on "deferral percentages" and/or "contribution percentages" (as applicable) of Highly Compensated Employees is being determined.

7.2	Code Section 402(g) Limit

In no event shall the amount of the 401(k) Contributions, excluding Catch-Up 401(k) Contributions, made on behalf of an Eligible Employee for his taxable year, when aggregated with any "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Employer for his taxable year, exceed the dollar limit imposed under Code Section 402(g), as in effect on January 1 of the calendar year in which such taxable year begins. In the event that the Administrator determines that the reduction percentage elected by an Eligible Employee will result in his exceeding the Code Section 402(g) limit, the Administrator may adjust the reduction authorization of such Eligible Employee by reducing the percentage of his 401(k) Contributions to such smaller percentage that will result in the Code Section 402(g) limit not being exceeded. If the Administrator determines that the 401(k) Contributions made on behalf of an Eligible Employee would exceed the Code Section 402(g) limit for his taxable year, the 401(k) Contributions for such Participant shall be automatically suspended for the remainder, if any, of such taxable year.

If an Employer notifies the Administrator that the Code Section 402(g) limit has nevertheless been exceeded by an Eligible Employee for his taxable year, the 401(k) Contributions that, when aggregated with "elective contributions" made on behalf of the Eligible Employee under any other plan of an Employer or a Related Employer, would exceed the Code Section 402(g) limit, plus any income and minus any losses attributable thereto, shall be either re-characterized as Catch-Up 401(k) Contributions or distributed to the Eligible Employee no later than the April 15 immediately following such taxable year.

Any 401(k) Contributions that are distributed to an Eligible Employee in accordance with this Section shall not be taken into account in determining the Eligible Employee's "deferral percentage" for the "testing year" in which the 401(k) Contributions were made, unless the Eligible Employee is a Highly Compensated Employee.

If excess 401(k) Contributions are distributed to a Participant or are re-characterized as Catch-Up 401(k) Contributions in accordance with this Section, Matching Contributions that are attributable solely to the re-characterized or distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which re-characterization or distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.3	Distribution of "Excess Deferrals"

Notwithstanding any other provision of the Plan to the contrary, if a Participant notifies the Administrator in writing (or in any other form acceptable to the Administrator) no later than the March 1 following the close of the Participant's taxable year that "excess deferrals" have been made on his behalf under the Plan for such taxable year, the "excess deferrals", plus any income and minus any losses attributable thereto, shall be distributed to the Participant no later than the April 15 immediately following such taxable year.

Any 401(k) Contributions that are distributed to a Participant in accordance with this Section shall nevertheless be taken into account in determining the Participant's "deferral percentage" for the "testing year" in which the 401(k) Contributions were made.

If 401(k) Contributions are distributed to a Participant in accordance with this Section, Matching Contributions that are attributable solely to the distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.4	Limitation on 401(k) Contributions of Highly Compensated Employees – ADP Test

Notwithstanding any other provision of the Plan to the contrary, the 401(k) Contributions made with respect to a Plan Year on behalf of Eligible Employees who are Highly Compensated Employees may not result in an average "deferral percentage" for such Eligible Employees that exceeds the greater of:

(a)	a percentage that is equal to 125% of the average "deferral percentage" for all other Eligible Employees for the "testing year"; or

(b)	a percentage that is not more than 200% of the average "deferral percentage" for all other Eligible Employees for the "testing year" and that is not more than 2 percentage points higher than the average "deferral percentage" for all other Eligible Employees for the "testing year", unless the "excess contributions", determined as provided in the following Section are re-characterized or distributed as provided in Section 7.6.

If the Plan provides that Employees are eligible to make 401(k) Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and applies Code Section 410(b)(4)(B) in determining whether the cash or deferred arrangement meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations described above either:

(c)	by comparing the average "deferral percentage" of all Eligible Employees who are Highly Compensated Employees for the Plan Year to the average "deferral percentage" for the "testing year" of all other Eligible Employees who have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A); or

(d)	separately with respect to Eligible Employees who have not satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and Eligible Employees who have satisfied such minimum age and service requirements.

In order to assure that the limitation contained herein is not exceeded with respect to a Plan Year, the Administrator is authorized to set a limit on the percentage of Compensation that a Highly Compensated Employee may contribute to the Plan as 401(k) Contributions for the Plan Year, to suspend completely further 401(k) Contributions on behalf of Highly Compensated Employees for any remaining portion of a Plan Year, or to adjust the projected "deferral percentages" of Highly Compensated Employees by reducing the percentage of their deferral elections for any remaining portion of a Plan Year to such smaller percentage that is intended to result in the limitation set forth above not being exceeded. If the Administrator limits the 401(k) Contributions that may be made by Highly Compensated Employees for a Plan Year, the Administrator shall communicate that limit as soon as reasonably practicable. In the event of a suspension or reduction, Highly Compensated Employees affected thereby shall be notified of the reduction or suspension as soon as reasonably practicable. An affected Highly Compensated Employee may be entitled to make a new election for the following Plan Year.

In determining the "deferral percentage" for any Eligible Employee who is a Highly Compensated Employee for the Plan Year, "elective 401(k) contributions", "qualified nonelective contributions", and "qualified matching contributions" (to the extent that "qualified nonelective contributions" and "qualified matching contributions" are taken into account in determining "deferral percentages") made to his accounts under any plan of an Employer or a Related Employer that is not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(k)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(k)-1(b)(4)(iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If 1 or more plans of an Employer or Related Employer are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), then "deferral percentages" under the Plan shall be calculated as if the Plan and such 1 or more other plans were a single plan. Pursuant to Treasury Regulations Section 1.401(k)-1(b)(4)(v), an Employer may elect to calculate "deferral percentages" aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate "deferral percentages" aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(k).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "qualified nonelective contributions" and/or "qualified matching contributions" taken into account in determining "deferral percentages" for any Plan Year.

7.5	Determination and Allocation of "Excess Contributions" Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, if the ADP test described in the preceding Section is not satisfied in any Plan Year, the Administrator shall first determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the "deferral percentage" of Highly Compensated Employees in order of their "deferral percentages" as follows:

(a)	The highest "deferral percentage(s)" shall be reduced to the greater of (1) the maximum "deferral percentage" that satisfies the ADP test described in the preceding Section or (2) the next highest "deferral percentage".

(b)	If the ADP test described in the preceding Section is still not satisfied after application of the provisions of paragraph (a), the Administrator shall continue reducing "deferral percentages" of Highly Compensated Employees, continuing with the next highest "deferral percentage", in the manner provided in paragraph (a) until the ADP test described in the preceding Section is satisfied.

The determination of the amount of "excess contributions" hereunder shall be made after 401(k) Contributions and "excess deferrals" have been re-characterized or distributed pursuant to Sections 7.2 and 7.3, if applicable.

After determining the dollar amount of the "excess contributions" that have been made to the Plan, the Administrator shall then allocate such excess among Highly Compensated Employees in order of the dollar amount of their "deferral percentages" as follows:

(c)	The contributions included in the "deferral percentage(s)" of the Highly Compensated Employee(s) with the largest dollar amount of "deferral percentage" for the Plan Year shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of the "deferral percentage" of the Highly Compensated Employee(s) with the next highest dollar amount of "deferral percentage" for the Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions included in the "deferral percentages" of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of "deferral percentages" for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.6	Treatment of "Excess Contributions"

Except to the extent that a Highly Compensated Employee's "excess contributions" may be re-characterized as Catch-Up 401(k) Contributions, "excess contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be distributed to the Highly Compensated Employee within 12 months of the close of the Plan Year in which they were made. If such excess amounts are distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax of 10% may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

If excess 401(k) Contributions are distributed to a Participant or are re-characterized as Catch-Up 401(k) Contributions in accordance with this Section, Matching Contributions that are attributable solely to the re-characterized or distributed 401(k) Contributions, plus any income and minus any losses attributable thereto, shall be forfeited by the Participant no earlier than the date on which re-characterization or distribution of 401(k) Contributions pursuant to this Section occurs and no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.7	Limitation on Contributions of Highly Compensated Employees – ACP Test

Notwithstanding any other provision of the Plan to the contrary, the Matching Contributions made with respect to a Plan Year on behalf of "eligible participants" who are Highly Compensated Employees may not result in an average "contribution percentage" for such "eligible participants" that exceeds the greater of:

(a)	a percentage that is equal to 125% of the average "contribution percentage" for all other "eligible participants" for the "testing year"; or

(b)	a percentage that is not more than 200% of the average "contribution percentage" for all other "eligible participants" for the "testing year" and that is not more than 2 percentage points higher than the average "contribution percentage" for all other "eligible participants" for the "testing year", unless the "excess aggregate contributions", determined as provided in the following Section are forfeited or distributed as provided in Section 7.9.

If the Plan provides that Employees are eligible to receive Matching Contributions before they have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and applies Code Section 410(b)(4)(B) in determining whether the portion of the Plan subject to Code Section 401(m) meets the requirements of Code Section 410(b)(1), the Administrator may apply the limitations described above either:

(c)	by comparing the average "contribution percentage" of all "eligible participants" who are Highly Compensated Employees for the Plan Year to the average "contribution percentage" for the "testing year" of all other "eligible participants" who have satisfied the minimum age and service requirements under Code Section 410(a)(1)(A); or

(d)	separately with respect to "eligible participants" who have not satisfied the minimum age and service requirements under Code Section 410(a)(1)(A) and "eligible participants" who have satisfied such minimum age and service requirements.

In determining the "contribution percentage" for any "eligible participant" who is a Highly Compensated Employee for the Plan Year, "matching contributions", "employee contributions", "qualified nonelective contributions", and "elective 401(k) contributions" (to the extent that "qualified nonelective contributions" and "elective 401(k) contributions" are taken into account in determining "contribution percentages") made to his accounts under any plan of an Employer or a Related Employer that is not mandatorily disaggregated pursuant to Treasury Regulations Section 1.410(b)-7(c), as modified by Section 1.401(m)-1(b)(4) (without regard to the prohibition on aggregating plans with inconsistent testing methods contained in Section 1.401(m)-1(b)(4)(iii)(B) and the prohibition on aggregating plans with different plan years contained in Section 1.410(b)-7(d)(5)), shall be treated as if all such contributions were made to the Plan; provided, however, that if such a plan has a plan year different from the Plan Year, any such contributions made to the Highly Compensated Employee's accounts under the other plan during the Plan Year shall be treated as if such contributions were made to the Plan.

If 1 or more plans of an Employer or a Related Employer are aggregated with the Plan for purposes of satisfying the requirements of Code Section 401(a)(4) or 410(b), the "contribution percentages" under the Plan shall be calculated as if the Plan and such 1 or more other plans were a single plan. Pursuant to Treasury Regulations Section 1.401(m)-1(b)(4)(v), an Employer may elect to calculate "contribution percentages" aggregating ESOP and non-ESOP plans. In addition, an Employer may elect to calculate "contribution percentages" aggregating bargained plans maintained for different bargaining units, provided that such aggregation is done on a reasonable basis and is reasonably consistent from year to year. Plans may be aggregated under this paragraph only if they have the same plan year and utilize the same testing method to satisfy the requirements of Code Section 401(m).

The Administrator shall maintain records sufficient to show that the limitation contained in this Section was not exceeded with respect to any Plan Year and the amount of the "elective 401(k) contributions", "qualified nonelective contributions", and/or "qualified matching contributions" taken into account in determining "contribution percentages" for any Plan Year.

7.8	Determination and Allocation of Excess Aggregate Contributions Among Highly Compensated Employees

Notwithstanding any other provision of the Plan to the contrary, if the ACP test is not satisfied in any Plan Year, the Administrator shall first determine the dollar amount of the excess by reducing the dollar amount of the contributions included in determining the "contribution percentage" of Highly Compensated Employees in order of their "contribution percentages", as follows:

(a)	The highest "contribution percentage(s)" shall be reduced to the greater of (1) the maximum "contribution percentage" that satisfies the ACP test described in the preceding Section or (2) the next highest "contribution percentage".

(b)	If the ACP test described in the preceding Section is still not satisfied after application of the provisions of paragraph (a), the Administrator shall continue reducing "contribution percentages" of Highly Compensated Employees, continuing with the next highest "contribution percentage", in the manner provided in paragraph (a) until the ACP test described in the preceding Section is satisfied.

The determination of the amount of the "excess aggregate contributions" shall be made after application of Sections 7.2, 7.3, and 7.6, if applicable.

After determining the dollar amount of the "excess aggregate contributions" that have been made to the Plan, the Administrator shall next allocate such excess among Highly Compensated Employees in order of the dollar amount of their "contribution percentages" as follows:

(c)	The contributions included in the "contribution percentages" of the Highly Compensated Employee(s) with the largest dollar amount of "contribution percentage" shall be reduced by the dollar amount of the excess (with such dollar amount being allocated equally among all such Highly Compensated Employees), but not below the dollar amount of the "contribution percentage" of the Highly Compensated Employee(s) with the next highest dollar amount of "contribution percentage" for the Plan Year.

(d)	If the excess has not been fully allocated after application of the provisions of paragraph (c), the Administrator shall continue reducing the contributions included in the "contribution percentages" of Highly Compensated Employees, continuing with the Highly Compensated Employees with the largest remaining dollar amount of "contribution percentages" for the Plan Year, in the manner provided in paragraph (c) until the entire excess determined above has been allocated.

7.9	Forfeiture or Distribution of "Excess Aggregate Contributions"

"Excess aggregate contributions" allocated to a Highly Compensated Employee pursuant to the preceding Section, plus any income and minus any losses attributable thereto, shall be forfeited, to the extent forfeitable, or distributed within 12 months of the close of the Plan Year in which they were made, as hereinafter provided. If such excess amounts are forfeited or distributed more than 2 1/2 months after the last day of the Plan Year for which the excess occurred, an excise tax may be imposed under Code Section 4979 on the Employer maintaining the Plan with respect to such amounts.

Excess amounts shall be forfeited or distributed from a Highly Compensated Employee's Account in the order prescribed by the Administrator, which order shall be uniform with respect to all Highly Compensated Employees and non-discriminatory.

"Excess aggregate contributions" that are vested shall in all cases be distributed. Excess Matching Contributions that are not vested shall be forfeited. Any amounts forfeited with respect to a Participant pursuant to this Section shall be treated as a forfeiture under the Plan no later than the last day of the Plan Year following the Plan Year for which the Matching Contributions were made.

7.10	Treatment of Forfeited Matching Contributions

Any Matching Contributions that are forfeited pursuant to the provisions of the preceding Sections of this Article shall be applied against the Employers' contribution obligations or against Plan expenses, as directed by the Administrator.

7.11	Determination of Income or Loss

The income or loss attributable to contributions in excess of a limit described above that are distributed pursuant to this Article shall be determined for the preceding Plan Year under the method otherwise used for allocating income or loss to Participants' Accounts.

Notwithstanding the foregoing, income and loss for the gap period shall not be distributed with respect to contributions in excess of any limit described in the preceding Sections of this Article VII.

7.12	Code Section 415 Limitations on Crediting of Contributions and Forfeitures

Notwithstanding any other provision of the Plan to the contrary, the "annual addition" with respect to a Participant for a "limitation year" shall in no event exceed the lesser of (i) the maximum dollar amount permitted under Code Section 415(c)(1)(A), adjusted as provided in Code Section 415(d) (e.g., $51,000 for the "limitation year" beginning in 2013) or (ii) 100% of the Participant's "415 compensation" for the "limitation year"; provided, however, that the limit in clause (i) shall be pro-rated for any short "limitation year". The limit in clause (ii) shall not apply to any contribution to an individual medical account, as defined in Code Section 415(l), or to a post-retirement medical benefits account maintained for a key employee which is treated as an "annual addition" under Code Section 419A(d)(2). A Participant's 401(k) Contributions may be re-characterized as Catch-Up 401(k) Contributions and excluded from the Participant's "annual additions" for the "limitation year" to satisfy the preceding limitation.

If the Employer or a Related Employer participates in a multiemployer plan, in determining whether the "annual additions" made on behalf of a Participant to the Plan, when aggregated with "annual additions" made on the Participant's behalf under the multiemployer plan satisfy the above limitation, only "annual additions" made by the Employer (or a Related Employer) to the multiemployer plan shall be aggregated with the "annual additions" under the Plan and "415 compensation" shall include only compensation paid to the Participant by the Employer (or a Related Employer).

If the "annual addition" to the Account of a Participant in any "limitation year" nevertheless exceeds the amount that may be applied for his benefit under the limitations described in clauses (i) and (ii) above, correction may be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2013-12, or any superseding guidance.

7.13	Application of Code Section 415 Limitations Where Participant is Covered Under Other Qualified Defined Contribution Plan

If a Participant is covered by any other qualified defined contribution plan (whether or not terminated) maintained by an Employer or a Related Employer concurrently with the Plan, and if the "annual addition" to be made under the Plan for the "limitation year" when combined with the "annual addition" to be made under such other qualified defined contribution plan(s) would otherwise exceed the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, the "annual additions" to be made under the Plan shall be reduced to the extent necessary so that the limitation in the preceding Section is satisfied.

If the "annual addition" to the Account of a Participant in any "limitation year" when combined with the "annual addition" made under any other qualified defined contribution plan maintained by an Employer or a Related Employer, nevertheless exceeds the amount that may be applied for the Participant's benefit under the limitation contained in the preceding Section, correction may be made in accordance with the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2013-12, or any superseding guidance.

7.14	Scope of Limitations

The Code Section 415 limitations contained in the preceding Sections shall be applicable only with respect to benefits provided pursuant to defined contribution plans and defined benefit plans described in Code Section 415(k). For purposes of applying the Code Section 415 limitations contained in the preceding Sections, the term "Related Employer" shall be adjusted as provided in Code Section 415(h).

ARTICLE VIII
TRUST FUNDS AND ACCOUNTS

8.1	General Fund

The Trustee shall maintain a General Fund as required to hold and administer any assets of the Trust that are not allocated among the Investment Funds as provided in the Plan or the Trust Agreement. The General Fund shall be held and administered as a separate common trust fund. The interest of each Participant or Beneficiary under the Plan in the General Fund shall be an undivided interest.

8.2	Investment Funds

Subject to Section 8.4, the Investment Fiduciary shall determine the number and type of Investment Funds and shall communicate the same and any changes therein in writing to the Trustee. Each Investment Fund shall be held and administered as a separate fund. The interest of each Participant or Beneficiary under the Plan in any Investment Fund shall be an undivided interest.

8.3	Loan Investment Fund

If a loan from the Plan to a Participant is approved in accordance with the provisions of Article XII, the Investment Fiduciary shall direct the establishment and maintenance of a loan Investment Fund in the Participant's name. The assets of the loan Investment Fund shall be held as a separate trust fund. A Participant's loan Investment Fund shall be invested in the note(s) reflecting the loan(s) made to the Participant in accordance with the provisions of Article XII. Notwithstanding any other provision of the Plan to the contrary, income received with respect to a Participant's loan Investment Fund shall be allocated and the loan Investment Fund shall be administered as provided in Article XII.

8.4	Employer Stock Investment Fund

One of the Investment Funds shall be an Employer Stock Investment Fund. The Employer Stock Investment Fund shall be invested in Employer Stock. Each Participant's interest in the Employer Stock Investment Fund shall be expressed as a number of full and fractional shares of Employer Stock.

8.5	Income on Trust

Any dividends, interest, distributions, or other income received by the Trustee with respect to any Trust Fund maintained hereunder shall be allocated by the Trustee to the Trust Fund for which the income was received.

8.6	Accounts

As of the first date a contribution is made by or on behalf of a Covered Employee there shall be established an Account in his name reflecting his interest in the Trust. Each Account shall be maintained and administered for each Participant and Beneficiary in accordance with the provisions of the Plan. The balance of each Account shall be the balance of the account after all credits and charges thereto, for and as of such date, have been made as provided herein.

Notwithstanding any other provision of the Plan to the contrary, a service provider for the Plan may place amounts intended to reduce its compensation for Plan services into a suspense account held under the Plan. The Administrator shall apply amounts held in such account to pay Plan expenses.

8.7	Sub-Accounts

A Participant's Account shall be divided into such separate, individual Sub-Accounts as are necessary or appropriate to reflect the Participant's interest in the Trust.

ARTICLE IX
LIFE INSURANCE CONTRACTS

9.1	No Life Insurance Contracts

A Participant's Account may not be invested in life insurance contracts on the life of the Participant.

ARTICLE X
DEPOSIT AND INVESTMENT OF CONTRIBUTIONS

10.1	Future Contribution Investment Elections

Each Eligible Employee shall make an investment election in the manner and form prescribed by the Administrator directing the manner in which the contributions made on his behalf, other than Profit Sharing Contributions, Retirement Account Contributions, and Matching Contributions B, shall be invested. An Eligible Employee's investment election shall specify the percentage, in the percentage increments prescribed by the Administrator, of such contributions that shall be allocated to 1 or more of the available Investment Funds with the sum of such percentages equaling 100%. The investment election by a Participant shall remain in effect until his entire interest under the Plan is distributed or forfeited in accordance with the provisions of the Plan or until he records a change of investment election with the Administrator, in such form as the Administrator shall prescribe. If recorded in accordance with any rules prescribed by the Administrator, a Participant's change of investment election shall be implemented effective as soon as administratively practicable after it is so recorded.

10.2	Deposit of Participant Directed Contributions

All contributions made on a Participant's behalf, other than Profit Sharing Contributions, Retirement Account Contributions, and Matching Contributions B, shall be deposited in the Trust and allocated among the Investment Funds including the Employer Stock Investment Fund in accordance with the Participant's currently effective investment election. Notwithstanding the foregoing, any contributions made to the Plan in qualifying employer securities shall be allocated to the Employer Stock Investment Fund, pending directions to the Administrator regarding their future investment. If no investment election is recorded with the Administrator at the time such contributions are to be deposited to a Participant's Account, such contributions shall be allocated among the Investment Funds as directed by the Investment Fiduciary.

10.3	Investment and Deposit of Certain Contributions

All Profit Sharing Contributions, Retirement Account Contributions, and Matching Contributions B made on a Participant's behalf shall be deposited in the Trust and allocated to the Employer Stock Investment Fund.

10.4	Election to Transfer Between Funds

A Participant may elect to transfer investments from any Investment Fund (including the Employer Stock Investment Fund) to any other available Investment Fund. The Participant's transfer election shall specify a percentage, in the percentage increments prescribed by the Administrator, of the amount eligible for transfer that is to be transferred, which percentage may not exceed 100%. Any transfer election must be recorded with the Administrator, in such form as the Administrator shall prescribe. Subject to any restrictions pertaining to a particular Investment Fund, if recorded in accordance with any rules prescribed by the Administrator, a Participant's transfer election shall be implemented in accordance with rules and procedures established by the Administrator.

Notwithstanding any other provision of this Section to the contrary, the Administrator may prescribe such rules restricting Participants' transfer elections as it deems necessary or appropriate to preclude excessive or abusive trading or market timing.

10.5	404(c) Protection

The Plan is intended to constitute a plan described in ERISA Section 404(c) and regulations issued thereunder. The fiduciaries of the Plan may be relieved of liability for any losses that are the direct and necessary result of investment instructions given by a Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order.

10.6	Diversification of Employer Stock

The provisions of this Section shall apply if the Plan provides for investment in Employer Stock and such Employer Stock is publicly traded or treated as publicly traded under Code Section 401(a)(35). Employer Stock that is not publicly-traded shall be treated as publicly-traded securities if the Employer or any member of its controlled group (determined as provided in Code Section 414(b), but substituting 50% for 80%) has issued publicly-traded securities, unless neither the Employer nor its parent company has issued either (i) publicly-traded securities or (ii) a special class of stock that grants particular rights to or bears particular risks for the holder or issuer with respect to any member of the controlled group.

Notwithstanding any other provision of the Plan to the contrary, a Participant whose Account is invested, in whole or in part, in the Employer Stock Investment Fund shall be permitted to divest such investments and re-invest an equivalent amount in other Investment Funds provided under the Plan. The Plan may limit the time for such divestment and re-investment to periodic, reasonable opportunities occurring no less frequently than quarterly. This paragraph shall also apply to an alternate payee who has an Account under the Plan and the Beneficiary of a deceased Participant.

The Plan shall offer at least 3 Investment Fund options (other than employer securities) as alternatives to the Employer Stock Investment Fund. Each such alternative Investment Fund shall be diversified and shall have materially different risk and return characteristics.

Except as otherwise specifically provided below, the Plan shall not be treated as meeting the requirements of this Section if the Plan imposes any restrictions or conditions on investment in the Employer Stock Investment Fund, either directly or indirectly, that do not also apply to investment in the other Investment Funds. A restriction or condition means:

•	conditioning a benefit on investment in the Employer Stock Investment Fund; or

•	restricting a Participant's right to divest his investment in the Employer Stock Investment Fund if such restriction does not also apply to the Participant's right to divest his investment in any other Investment Fund

Examples of prohibited restrictions and conditions include, but are not limited to, provisions that:

•	permit a Participant to divest investments in the Employer Stock Investment Fund on a less frequent basis than the Participant may divest his investments in any other Investment Fund (e.g., quarterly divestment from the Employer Stock Investment Fund, but daily divestment from other Investment Funds);

•	treat a Participant who divests his investment in the Employer Stock Investment Fund less favorably than a Participant who retains such investment (e.g., the Plan provides a higher match rate for Participants who invest in the Employer Stock Investment Fund); and

•	preclude a Participant who divests his investment in the Employer Stock Investment Fund from re-investing in the Employer Stock Investment Fund for a specified period of time.

Notwithstanding the foregoing, the following restrictions or conditions may be imposed under the Plan:

•	The Plan may limit the extent to which a Participant's Account may be invested in the Employer Stock Investment Fund, provided such limit applies without regard to a Participant's prior exercise of rights to divest investment in the Employer Stock Investment Fund.

•	The Plan may impose reasonable restrictions on the timing and number of investment elections a Participant may make with respect to the Employer Stock Investment Fund, provided the restrictions are designed to limit short-term trading in Employer Stock.

•	The Plan will not be considered to condition a benefit on investment in the Employer Stock Investment Fund if it imposes fees on other Investment Funds that are not imposed on the Employer Stock Investment Fund.

•	The Plan will not be considered to have impermissibly restricted diversification of investments in the Employer Stock Investment Fund if it imposes a reasonable fee for the divestment of Employer Stock.

•	The Plan may allow transfers into or out of a stable value or similar Investment Fund more frequently than it allows transfers into or out of the Employer Stock Investment Fund. A stable value of similar Investment Fund means an Investment Fund designed to preserve principal and provide a reasonable rate of return, while providing liquidity.

•	The Plan may allow transfers out of a qualified default investment option, within the meaning of Department of Labor Regulations Section 2550.404c-5(e), more frequently than it allows transfers out of the Employer Stock Investment Fund.

•	The Plan may treat the Employer Stock Investment Fund as a closed Investment Fund in which no future contributions are invested and to which no other amounts may be transferred. (The Plan may provide for dividends paid on Employer Stock held under the Plan to be re-invested in the Employer Stock Investment Fund without violating this requirement.)

Notwithstanding the foregoing, the Plan may impose a restriction or condition on the divestiture of Employer Stock that is either required in order to ensure compliance with applicable securities laws or is reasonably designed to ensure compliance with applicable securities laws.

Notwithstanding the foregoing, in accordance with regulations issued under Code Section 401(a)(35), this Section 10.6 shall not apply to employer securities held indirectly as part of a broader Investment Fund (such as a regulated investment company described in Code Section 851(a), a common or collective trust fund or pooled investment fund maintained by a bank or trust company, or a pooled fund of an insurance company).

10.7	Voting and Tendering Employer Stock

(a)	The Sponsor or its designee shall furnish to each Participant who has shares of Employer Stock credited to his Account (whether or not vested) notice of the date and purpose of each meeting of stockholders of the issuer of Employer Stock at which Employer Stock is entitled to be voted, and a voting instruction form to be returned to the Sponsor's designated tabulator ("Tabulator"). If a Participant furnishes such instructions to the Tabulator within the time specified in the notification, the Tabulator shall direct the Trustee to vote the shares of Employer Stock credited to the Participant's Account in accordance with the Participant's instructions. The Trustee shall vote all such shares of Employer Stock as directed by the Tabulator. With respect to shares of Employer Stock credited to Participant Accounts as to which the Tabulator does not receive timely voting instructions and shares of Employer Stock held by the Plan but not credited to a Participant's Account, the Trustee shall vote all such shares in the same proportion as were voted the shares of Employer Stock credited to Participant Accounts as to which Participants provided timely instructions.

(b)	The Sponsor or its designee shall furnish to each Participant who has shares of Employer Stock credited to his Account (whether or not vested) notice of any tender or exchange offer for Employer Stock. The Sponsor or its designee shall request from each such Participant instructions (to be returned to the Tabulator) as to the tendering or exchanging of the shares of Employer Stock credited to the Participant's Account and shall provide each Participant with a reasonable period of time in which he may consider any such tender or exchange offer for Employer Stock. The Tabulator shall direct the Trustee to tender or exchange the shares of Employer Stock credited to any Participant's Account as to which the Tabulator has received timely instructions to tender or exchange from the Participant. The Trustee shall tender or exchange all such shares of Employer Stock as directed by the Tabulator. Shares of Employer Stock credited to Participant Accounts as to which the Tabulator has not received timely instructions (or has received instructions not to tender) shall not be tendered or exchanged. Shares of Employer Stock held by the Plan but not credited to a Participant's Account shall be tendered or exchanged by the Trustee in the same proportion as were tendered or exchanged the shares of Employer Stock credited to Participant Accounts as to which Participants provided timely instructions.

(c)	Participant voting and tender or exchange instructions shall be held in confidence by the Trustee.

10.8	Special Restrictions to Comply with Section 16 and Employer's Insider Trading Policy

Notwithstanding anything in this Plan to the contrary, the Administrator may establish rules restricting the Plan transactions of directors, officers, and Employees of an Employer or a Related Employer to the extent the Administrator deems necessary or appropriate to comply with Section 16 of the Securities Exchange Act of 1934 and the regulations thereunder or to comply with an Employer's Insider Trading Policy as from time to time in effect.

ARTICLE XI
CREDITING AND VALUING ACCOUNTS

11.1	Crediting Accounts

All contributions made under the provisions of the Plan shall be credited to Accounts in the Trust Funds by the Trustee, in accordance with procedures established in writing by the Investment Fiduciary, either when received or on the succeeding Valuation Date after valuation of the Trust Fund has been completed for such Valuation Date as provided in Section 11.2, as shall be determined by the Investment Fiduciary.

11.2	Valuing Accounts

Accounts in the Trust Funds shall be valued by the Trustee on the Valuation Date in the manner adopted by the Trustee and approved by the Investment Fiduciary.

11.3	Unit Accounting Permitted

The Investment Fiduciary may, for administrative purposes, establish unit values for 1 or more Investment Funds (or any portion thereof) and maintain the accounts setting forth each Participant's interest in any such Investment Fund (or any portion thereof) in terms of such units, all in accordance with such rules and procedures as the Investment Fiduciary shall deem to be fair, equitable, and administratively practicable. In the event that unit accounting is thus established for an Investment Fund (or any portion thereof), the value of a Participant's interest in that Investment Fund (or any portion thereof) at any time shall be an amount equal to the then value of a unit in such Investment Fund (or any portion thereof) multiplied by the number of units then credited to the Participant.

11.4	Finality of Determinations

The Trustee shall have exclusive responsibility for determining the value of each Account maintained hereunder. The Trustee's determinations thereof shall be conclusive upon all interested parties.

11.5	Notification

Within a reasonable period of time after the end of each Plan Year quarter, the Investment Fiduciary shall notify each Participant and Beneficiary of the value of his Account and Sub-Accounts as of a Valuation Date during the Plan Year quarter.

ARTICLE XII
LOANS

12.1	Application for Loan

A Participant who is a party in interest as defined in ERISA Section 3(14) may make application to the Administrator for a loan from his Account. Notwithstanding the foregoing, a Participant may not receive a loan from the following:

•	the portion of his Account attributable to his Profit Sharing Contributions and Retirement Account Contributions.

Loans shall be made to Participants in accordance with written guidelines which are hereby incorporated into and made a part of the Plan. To the extent that such written guidelines comply with the requirements of Code Section 72(p), but are inconsistent with the provisions of this Article, such written guidelines shall be given effect.

12.2	Collateral for Loan

As collateral for any loan granted hereunder, the Participant shall grant to the Plan a security interest in his vested interest under the Plan equal to the amount of the loan; provided, however, that in no event may the security interest exceed 50% of the Participant's vested interest under the Plan determined as of the date as of which the loan is originated in accordance with Plan provisions. In the case of a Participant who is an active employee, the Participant also shall enter into an agreement to repay the loan by payroll withholding. In the case of a Participant who has terminated employment, the Participant may elect, in accordance with rules prescribed by the Administrator, to continue to make loan payments on a loan taken before his termination of employment by personal check or other means acceptable to the Administrator.

No loan in excess of 50% of the Participant's vested interest under the Plan shall be made from the Plan.

Loans shall not be made available to Highly Compensated Employees in an amount greater than the amount made available to other employees.

A loan shall not be granted unless the Participant consents to the charging of his Account for unpaid principal and interest amounts in the event the loan is declared to be in default.

12.3	Reduction of Account Upon Distribution

Notwithstanding any other provision of the Plan, the amount of a Participant's Account that is distributable to the Participant or his Beneficiary under Article XIII or XV shall be reduced by the portion of his vested interest that is held by the Plan as security for any loan outstanding to the Participant, provided that the reduction is used to repay the loan. If distribution is made because of the Participant's death prior to the commencement of distribution of his Account and the Participant's vested interest in his Account is payable to more than 1 individual as Beneficiary, then the balance of the Participant's vested interest in his Account shall be adjusted by reducing the vested account balance by the amount of the security used to repay the loan, as provided in the preceding sentence, prior to determining the amount of the benefit payable to each such individual.

12.4	Legal Requirements Applicable to Plan Loans

Notwithstanding any other provision of the Plan to the contrary, the following terms and conditions shall apply to any loan made to a Participant under this Article:

(a)	The amount of any loan to a Participant (when added to the outstanding balance of all other loans to the Participant from the Plan or any other plan maintained by an Employer or a Related Employer) shall not exceed the lesser of:

(i)	$50,000, reduced by the excess, if any, of the highest outstanding balance of any other loan to the Participant from the Plan or any other plan maintained by an Employer or a Related Employer during the preceding 12-month period over the outstanding balance of such loans on the date a loan is made hereunder; or

(ii)	50% of the vested portions of the Participant's Account, excluding the portions attributable to Profit Sharing Contributions and Retirement Account Contributions, and his vested interest under all other plans maintained by an Employer or a Related Employer.

(b)	The term of any loan to a Participant shall be no greater than 5 years, except in the case of a loan used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant.

(c)	Substantially level amortization shall be required over the term of the loan with payments made not less frequently than quarterly. Notwithstanding the foregoing, if so provided in the written guidelines applicable to Plan loans, the amortization schedule may be waived and payments suspended while a Participant is on a leave of absence from employment with an Employer or any Related Employer (for periods in which the Participant does not perform military service as described in paragraph (d) below), provided that all of the following requirements are met:

(i)	Such leave is either without pay or at a reduced rate of pay that, after withholding for employment and income taxes, is less than the amount required to be paid under the amortization schedule;

(ii)	Payments resume after the earlier of (a) the date such leave of absence ends or (b) the 1-year anniversary of the date such leave began;

(iii)	The period during which payments are suspended does not exceed 1 year;

(iv)	Payments resume in an amount not less than the amount required under the original amortization schedule; and

(v)	The waiver of the amortization schedule does not extend the period of the loan beyond the maximum period permitted under this Article.

(d)	If a Participant is absent from employment with any Employer or any Related Employer for a period during which he performs services in the uniformed services (as defined in chapter 45 of title 38 of the United States Code), whether or not such services constitute qualified military service, the suspension of payments shall not be taken into account for purposes of applying either paragraph (b) or paragraph (c) of this Section provided that all of the following requirements are met:

(i)	Payments resume upon completion of such military service;

(ii)	Payments resume in an amount not less than the amount required under the original amortization schedule and continue in such amount until the loan is repaid in full;

(iii)	Upon resumption, payments are made no less frequently than required under the original amortization schedule and continue under such schedule until the loan is repaid in full; and

(iv)	The loan is repaid in full, including interest accrued during the period of such military service, no later than the maximum period otherwise permitted under this Article extended by the period of such military service.

(e)	The loan shall be evidenced by a legally enforceable agreement that demonstrates compliance with the provisions of this Section.

(f)	Subject to the requirements of the Service Members Civil Relief Act, the interest rate on any loan to a Participant shall be a reasonable interest rate commensurate with current interest rates charged for loans made under similar circumstances by persons in the business of lending money.

12.5	Administration of Loan Investment Fund

Upon approval of a loan to a Participant, the Administrator shall direct the Trustee to transfer an amount equal to the loan amount from the Investment Funds in which it is invested, as directed by the Administrator, to the loan Investment Fund established in the Participant's name. Any loan approved by the Administrator shall be made to the Participant out of the Participant's loan Investment Fund. All principal and interest paid by the Participant on a loan made under this Article shall be deposited to his Account and shall be allocated upon receipt among the Investment Funds in accordance with the Participant's currently effective investment election. The balance of the Participant's loan Investment Fund shall be decreased by the amount of principal payments and the loan Investment Fund shall be terminated when the loan has been repaid in full.

12.6	Default

If either (i) a Participant fails to make or cause to be made, any payment required under the terms of the loan within 90 days following the date on which such payment shall become due, unless payment is not made because the Participant is on a leave of absence and the amortization schedule is waived as provided in paragraph (c) or (d) of Section 12.4, or (ii) there is an outstanding principal balance existing on a loan after the last scheduled repayment date (extended as provided in Section 12.4(d), if applicable), the Administrator shall direct the Trustee to declare the loan to be in default, and the entire unpaid balance of such loan, together with accrued interest, shall be immediately due and payable. In any such event, if such balance and interest thereon is not then paid, the Trustee shall charge the Account of the borrower with the amount of such balance and interest as of the earliest date a distribution may be made from the Plan to the borrower without adversely affecting the tax qualification of the Plan or of the cash or deferred arrangement.

Notwithstanding the foregoing, on a uniform and nondiscriminatory basis, the Administrator, in its discretion, may elect not to declare a Plan loan to be in default until the end of the calendar quarter following the calendar quarter in which the missed payment was due.

In the event a Participant defaults on a Plan loan, for a period of up to 12 months from the date of default the Administrator may, in its discretion:

(a)       restrict the Participant's in-service withdrawals pursuant to Article XIII;

(b)       restrict loans from the Participant's Account; or

(c)       prohibit the Participant from making 401(k) Contributions to the Plan.

12.7	Deemed Distribution Under Code Section 72(p)

If a Participant's loan is in default as provided in Section 12.6, the Participant shall be deemed to have received a taxable distribution in the amount of the outstanding loan balance as required under Code Section 72(p), whether or not distribution may actually be made from the Plan without adversely affecting the tax qualification of the Plan.

If a Participant is deemed to have received distribution of an outstanding loan balance hereunder, no further loans may be made to such Participant from his Account unless such loan has been repaid or offset against the Participant’s Account balance.

12.8	Treatment of Outstanding Balance of Loan Deemed Distributed Under Code Section 72(p)

The balance of any loan that is deemed to have been distributed to a Participant hereunder shall cease to be an outstanding loan for purposes of Code Section 72(p) and a Participant shall not be treated as having received a taxable distribution when his Account is offset by such outstanding loan balance as provided in Section 12.6. Any interest that accrues on a loan after it is deemed to have been distributed shall not be treated as an additional loan to the Participant and shall not be included in the Participant's taxable income as a deemed distribution. Notwithstanding the foregoing, however, unless a Participant repays such loan, with interest, the amount of such loan, with interest thereon calculated as provided in the original loan note, shall continue to be considered an outstanding loan for purposes of determining the maximum permissible amount of any subsequent loan under Section 12.4(a).

If a Participant elects to make payments on a loan after it is deemed to have been distributed hereunder, such payments shall be treated as "employee contributions", as defined in Section 7.1, to the Plan solely for purposes of determining the taxable portion of the Participant's Account and shall not be treated as "employee contributions" for any other Plan purpose, including application of the limitations on contributions applicable under Code Sections 401(m) and 415.

The provisions of this Section regarding treatment of loans that are deemed distributed shall not apply to loans made prior to January 1, 2002, except to the extent provided under the transition rules in Q & A 22(c)(2) of Section 1.72(p)-l of the Treasury Regulations.

12.9	Special Rules Applicable to Loans

Any loan made hereunder shall be subject to the following rules:

(a)	Minimum Loan Amount: A Participant may not request a loan for less than $1,000.

(b)	Maximum Number of Outstanding Loans: A Participant with an outstanding loan may not apply for another loan until the existing loan is paid in full and may not refinance an existing loan or obtain a second loan for the purpose of paying off the existing loan. The provisions of this paragraph shall not apply to any loans made prior to the effective date of this amendment and restatement; provided, however, that any such loan shall be taken into account in determining whether a Participant may apply for a new loan hereunder.

(c)	Maximum Period for Principal Residence Loan: The term of any loan to a Participant that is used to acquire any dwelling unit which within a reasonable period of time is to be used (determined at the time the loan is made) as a principal residence (as defined under Code Section 121) of the Participant shall be no greater than 10 years.

(d)	Pre-Payment Without Penalty: A Participant may pre-pay the full outstanding balance of any loan hereunder prior to the date it is due without penalty.

(e)	Wait Period: Notwithstanding any other provision of this Article to the contrary, a Participant who pays off an existing Plan loan may not apply for another Plan loan during the 7-day period following the payoff date of the prior Plan loan.

12.10	Prior Loans

Notwithstanding any other provision of this Article to the contrary, any loan made under the provisions of the Plan as in effect prior to this amendment and restatement shall be administered in accordance with the provisions of the note reflecting such loan and shall remain outstanding until repaid in accordance with its terms.

ARTICLE XIII
WITHDRAWALS WHILE EMPLOYED

13.1	Non-Hardship Withdrawals of Rollover Contributions

A Participant who is employed by an Employer or a Related Employer and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a withdrawal from his Rollover Contributions Sub-Account.

13.2	Non-Hardship Withdrawals of Restricted Contributions

A Participant who is employed by an Employer or a Related Employer and who has attained age 59 1/2 may elect, subject to the limitations and conditions prescribed in this Article, to make a withdrawal from his vested interest in any of the following Sub-Accounts:

•	his 401(k) Contributions Sub-Account

•	his Special Annual Company Contributions Sub-Account

13.3	Non-Hardship Withdrawals of Matching Contributions

A Participant who is employed by an Employer or a Related Employer may elect, subject to the limitations and conditions prescribed in this Article, to make a withdrawal of vested amounts held in his Matching Contributions Sub-Account if any of the following requirements are met:

(a)	He has attained age 59 1/2.

13.4	Qualified Reservists Withdrawals of 401(k) Contributions

Notwithstanding any other provision of the Plan to the contrary, a Participant who is a member of a reserve component (as defined in Section 101 of Title 37 of the United States Code) who is ordered or called to active duty for a period in excess of 179 days, or for an indefinite period, may elect to receive a cash withdrawal of all or any portion of his 401(k) Contributions Sub-Account. Any distribution made to a Participant pursuant to this Section must be made during the period beginning on the date of his order or call to active duty and ending on the close of his active duty period.

13.5	Withdrawal Upon Deemed Severance from Employment Due to Qualified Military Service

Notwithstanding any other provision of the Plan to the contrary, a Participant who is absent from employment because of service with the uniformed services (as described in United Stated Code, Title 38, Chapter 43) for more than 30 days shall be treated as if he had incurred a severance from employment for purposes of receiving a distribution under Code Section 401(k)(2)(B)(i)(I). A Participant who is deemed to have incurred a severance from employment hereunder may elect to receive a cash withdrawal from his vested interest in any of the following Sub-Accounts:

•	his 401(k) Contributions Sub-Account

If a Participant receives distribution in accordance with the provisions of this Section and would not otherwise be entitled to receive distribution under the terms of the Plan other than this Section, his 401(k) Contributions and the Participant's "elective contributions" and "employee contributions", as defined in Section 7.1, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Employer shall be suspended for at least 6 months after his receipt of the withdrawal. However, if the distribution is also a "qualified reservist distribution", the suspension shall not apply.

For purposes of this Section, a "qualified reservist distribution" means a distribution to a reservist or national guardsman who is ordered or called to active duty after September 11, 2001, either (1) for an indefinite period or (2) for a period longer than 179 days, provided such distribution is made during the period beginning on the date the Participant is ordered or called to active duty and ending on the date the Participant's active duty period closes.

13.6	Overall Limitations on Non-Hardship Withdrawals

Non-hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a non-hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Non-hardship withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application.

(c)	A Participant may not make more than 2 non-hardship withdrawals in accordance with the provisions of this Article during the Plan Year.

(d)	Non-hardship withdrawals shall not be permitted from a Participant's Profit Sharing Contributions or Retirement Account Contributions Sub-Accounts.

13.7	Hardship Withdrawals

A Participant who is employed by an Employer or a Related Employer and who is determined by the Administrator to have incurred a hardship in accordance with the provisions of this Article may elect, subject to the limitations and conditions prescribed in this Article, to make a cash withdrawal from his vested interest in any of the following Sub-Accounts:

•	his 401(k) Contributions Sub-Account, excluding any income credited to such Sub-Account after December 31, 1988.

•	his Rollover Contributions Sub-Account.

•	his Matching Contributions Sub-Account.

•	that portion, if any, of his Special Annual Company Contributions Sub Account credited to such Sub Account as of December 31, 1988.

13.8	Hardship Determination

The Administrator shall grant a hardship withdrawal only if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant. An immediate and heavy financial need of the Participant means a financial need on account of:

(a)	expenses previously incurred by or necessary to obtain for the Participant, the Participant's Spouse, or any dependent of the Participant (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2), and (d)(1)(B) thereof) medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit;

(b)	costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant, or the Participant's Spouse, child or other dependent (as defined in Code Section 152, without regard to subsections (b)(1), (b)(2) and (d)(1)(B) thereof);

(d)	payments necessary to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage on the Participant's principal residence;

(e)	payment of funeral or burial expenses for the Participant's deceased parent, Spouse, child or dependent (as defined in Code Section 152, without regard to subsection (d)(1)(B) thereof); or

(f)	expenses for the repair of damage to the Participant's principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds any applicable income limit).

In addition, the Administrator shall grant a hardship withdrawal if it determines that the withdrawal is necessary to meet an immediate and heavy financial need of the Participant's primary Beneficiary under the Plan. A Participant's primary Beneficiary is any individual named as the Participant's Beneficiary under the Plan who has an unconditional right to all or a portion of the Participant's Account upon the death of the Participant. An immediate and heavy financial need of a Participant's primary Beneficiary means a financial need on account of:

(g)	expenses previously incurred by or necessary to obtain for the primary Beneficiary medical care deductible under Code Section 213(d), determined without regard to whether the expenses exceed any applicable income limit;

(h)	payment of tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the primary Beneficiary; or

(i)	payment of funeral or burial expenses for the primary Beneficiary.

13.9	Satisfaction of Necessity Requirement for Hardship Withdrawals

A withdrawal shall be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if the withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant and the Participant satisfies all of the following requirements:

(a)	The withdrawal is not in excess of the amount of the immediate and heavy financial need of the Participant, including amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal.

(b)	The Participant has obtained all distributions, other than hardship distributions, and all non-taxable (at the time of the loan) loans currently available under all plans maintained by an Employer or any Related Employer.

(c)	The Participant's 401(k) Contributions and the Participant's "elective contributions" and "employee contributions", as defined in Section 7.1, under all other qualified and non-qualified deferred compensation plans maintained by an Employer or any Related Employer shall be suspended for 6 months after his receipt of the withdrawal.

A Participant shall not fail to be treated as an Eligible Employee for purposes of applying the limitations contained in Article VII of the Plan merely because his 401(k) Contributions are suspended in accordance with this Section.

13.10	Conditions and Limitations on Hardship Withdrawals

Hardship withdrawals made pursuant to this Article shall be subject to the following conditions and limitations:

(a)	A Participant must apply for a hardship withdrawal such number of days prior to the date as of which it is to be effective as the Administrator may prescribe.

(b)	Hardship withdrawals may be made effective as soon as administratively practicable after the Administrator's approval of the Participant's withdrawal application.

(c)	The amount of a hardship withdrawal may include any amounts necessary to pay any Federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution.

(d)	A Participant may not make more than 2 hardship withdrawals in accordance with the provisions of this Article during the Plan Year.

(e)	Hardship withdrawals shall not be permitted from a Participant's Profit Sharing Contributions or Retirement Account Contributions Sub-Accounts.

13.11	Order of Withdrawal from a Participant's Sub-Accounts

Distribution of any withdrawal pursuant to this Article XIII shall be made from a Participant's Sub-Accounts, to the extent necessary, in the following order:

(a)       his Rollover Contributions Sub-Account;

(b)       his 401(k) Contributions Sub-Account;

(c)       his vested Matching Contributions A Sub-Account;

(d)       his vested Matching Contributions B Sub-Account; then

(e)       his Special Annual Company Contributions Sub-Account.

If the Sub-Account from which a Participant is receiving a withdrawal is invested in more than one Investment Fund, the withdrawal shall be charged against the Investment Funds as directed by the Administrator.

ARTICLE XIV
TERMINATION OF EMPLOYMENT AND SETTLEMENT DATE

14.1	Termination of Employment and Settlement Date

A Participant's Settlement Date shall occur on the date he terminates employment with the Employers and all Related Employers because of death, disability, retirement, or other termination of employment. Written notice of a Participant's Settlement Date shall be given by the Administrator to the Trustee.

14.2	Separate Accounting for Non-Vested Amounts

If as of a Participant's Settlement Date the Participant's vested interest in his Employer Contributions Sub-Account is less than 100%, that portion of his Employer Contributions Sub-Account that is not vested shall be accounted for separately from the vested portion and shall be disposed of as provided in the following Section. If prior to such Settlement Date the Participant received a distribution under the Plan and the non-vested portion of his Employer Contributions Sub-Account was not forfeited as provided in the following Section, his vested interest in his Employer Contributions Sub-Account shall be an amount ("X") determined by the following formula:

X = P(AB + D) - D

For purposes of the formula:

P	= The Participant's vested interest in his Employer Contributions Sub-Account on the date distribution is to be made.

AB	= The balance of the Participant's Employer Contributions Sub-Account as of the Valuation Date immediately preceding the date distribution is to be made.

D	= The amount of all prior distributions from the Participant's Employer Contributions Sub-Account. Amounts deemed to have been distributed to a Participant pursuant to Code Section 72(p), but which have not actually been offset against the Participant's Account balance shall not be considered distributions hereunder.

14.3	Disposition of Non-Vested Amounts

That portion of a Participant's Employer Contributions Sub-Account that is not vested upon the occurrence of his Settlement Date shall be disposed of as follows:

(a)	If the Participant has no vested interest in his Account upon the occurrence of his Settlement Date or his vested interest in his Account as of the date of distribution does not exceed $1,000, resulting in the distribution or deemed distribution to the Participant of his entire vested interest in his Account, the non-vested balance in the Participant's Employer Contributions Sub-Account shall be forfeited and his Account closed as of (i) the Participant's Settlement Date, if the Participant has no vested interest in his Account and is therefore deemed to have received distribution on that date, or (ii) the date actual distribution is made to the Participant.

(b)	If the Participant's vested interest in his Account exceeds $1,000 and the Participant is eligible for and consents in writing to a single sum payment of his vested interest in his Account, the non-vested balance in the Participant's Employer Contributions Sub-Account shall be forfeited and his Account closed as of the date the single sum payment occurs, provided that such distribution is made because of the Participant's Settlement Date. A distribution is deemed to be made because of a Participant's Settlement Date if it occurs prior to the end of the second Plan Year beginning on or after the Participant's Settlement Date.

(c)	If neither paragraph (a) nor paragraph (b) is applicable, the non-vested balance in the Participant's Employer Contributions Sub-Account shall continue to be held in such Sub-Account and shall not be forfeited until the last day of the 5-year period beginning on his Settlement Date, provided that the Participant is not reemployed by an Employer or a Related Employer prior to that date.

14.4	Treatment of Forfeited Amounts

Except as otherwise provided below with respect to pre-2015 Profit Sharing forfeitures, whenever the non-vested balance of a Participant's Employer Contributions Sub-Account is forfeited during a Plan Year in accordance with the provisions of the preceding Section, the amount of such forfeiture shall be applied against the Employers' contribution obligations or against Plan expenses, as directed by the Administrator.

Pre-2015 Profit Sharing Forfeitures: Solely with respect to a forfeiture which arises before January 1, 2015 and is attributable to a Profit Sharing Contribution, such forfeiture shall be allocated as of December 31 of the Plan Year following the Plan Year in which it arises (the "allocation Plan Year") among the Accounts of Participants who are Eligible Employees with respect to Profit Sharing Contributions during such "allocation Plan Year" and have met the allocation requirements for Profit Sharing Contributions described in Article VI for such "allocation Plan Year." Any such forfeited amounts shall be allocated in the ratio which an eligible Participant's Compensation for the "allocation Plan Year" (as modified by Section 6.2) bears to the aggregate of such modified Compensation for all such eligible Participants. Any such allocation shall be made after the allocation of any Profit Sharing Contribution for the "allocation Plan Year" is made or the Sponsor determines that no Profit Sharing Contribution will be made for the "allocation Plan Year." Forfeitures credited to a Participant's Account under this paragraph shall be credited to his Profit Sharing Contributions Sub-Account. A Participant's vested interest in amounts attributable to forfeitures allocated to his Profit Sharing Contributions Sub-Account under this paragraph shall be determined under the vesting schedule otherwise applicable to such Sub-Account pursuant to Article VI.

14.5	Recrediting of Forfeited Amounts

A former Participant who forfeited the non-vested portion of his Employer Contributions Sub-Account in accordance with the provisions of paragraph (a) or (b) of Section 14.3 and who is reemployed by an Employer or a Related Employer shall have such forfeited amounts recredited to a new Account in his name, without adjustment for interim gains or losses experienced by the Trust, if:

(a)	he returns to employment with an Employer or a Related Employer before the end of the 5-year period beginning on his Settlement Date; and

(b)	if he received actual distribution of his vested interest in his Account, he repays to the Plan the full amount of such distribution that is attributable to Employer Contributions before the end of the 5-year period beginning on the date he is reemployed.

Funds needed in any Plan Year to recredit the Account of a Participant with the amounts of prior forfeitures in accordance with the preceding sentence shall come first from forfeitures of Employer Contributions (other than pre-2015 Profit Sharing forfeitures described in the preceding Section) that arise during such Plan Year, and then from Trust income earned in such Plan Year, to the extent that it has not yet been allocated among Participants' Accounts as provided in Article XI, with each Trust Fund being charged with the amount of such income proportionately, unless his Employer chooses to make an additional Employer Contribution, and shall finally be provided by his Employer by way of a separate Employer Contribution.

ARTICLE XV
DISTRIBUTIONS

15.1	Distributions to Participants

Subject to the provisions of Section 15.3, a Participant whose Settlement Date occurs shall receive distribution of his vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following his Settlement Date or the date his application for distribution is filed with the Administrator, if later.

15.2	Distributions to Beneficiaries

Subject to the provisions of Section 15.3, if a Participant dies prior to his Benefit Payment Date, his Beneficiary shall receive distribution of the Participant's vested interest in his Account in the form provided under Article XVI beginning as soon as reasonably practicable following the date the Beneficiary's application for distribution is filed with the Administrator. If distribution is to be made to a Participant's Spouse, it shall be made available within a reasonable period of time after the Participant's death that is no less favorable than the period of time applicable to other distributions.

If a Participant dies after the date distribution of his vested interest in his Account begins under this Article, but before his entire vested interest in his Account is distributed, his Beneficiary shall receive distribution of the remainder of the Participant's vested interest in his Account beginning as soon as reasonably practicable following the Participant's date of death.

15.3	Code Section 401(a)(9) Requirements

The provisions of this Section take precedence over any inconsistent provision of the Plan; provided, however, that the provisions of this Section are not intended to create additional forms of payment that are not otherwise provided under Article XVI.

All distributions required under this Section shall be determined and made in accordance with Code Section 401(a)(9) and the minimum distribution incidental benefits requirements of Code Section 401(a)(9)(G).

(a)	A Participant's vested interest in his Account shall be distributed, or begin to be distributed to the Participant no later than the Participant's Required Beginning Date.

(b)	Following the Participant's Required Beginning Date, the minimum amount that will be distributed for each "distribution calendar year", up to and including the "distribution calendar year" that includes the Participant's date of death, is the lesser of:

(i)	the quotient obtained by dividing the Participant's "mrd account balance" by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9, Q & A-2 of the Treasury Regulations, using the Participant's age as of the Participant's birthday in the "distribution calendar year" or

(ii)	if the Participant's sole "designated beneficiary" for a "distribution calendar year" is the Participant's Spouse, the quotient obtained by dividing the Participant's "mrd account balance" by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9, Q & A-3 of the Treasury Regulations, using the Participant's and Spouse's attained ages as of the Participant's and Spouse's birthdays in the "distribution calendar year".

(c)	Subject to paragraph (d) below, if a Participant dies on or after his Required Beginning Date, but before his vested interest in his Account has been distributed in full, the remainder of the Participant's vested Account balance shall be distributed to the Participant's Beneficiary in a single sum payment as soon as reasonably practicable following the Participant's death.

(d)	If a Participant dies on or after his Required Beginning Date, the minimum amount that will be distributed to a Participant's Beneficiary for each "distribution calendar year" following the year in which the Participant's death occurs is:

(i)	If the Participant's Beneficiary is a "designated beneficiary", the quotient obtained by dividing the Participant's "mrd account balance" by the longer of:

(A)	the remaining life expectancy of the Participant, calculated using the age of the Participant in the year of death, reduced by 1 for each subsequent year or

(B)	the remaining life expectancy of the "designated beneficiary", calculated as provided in (1) or (2) below, as applicable.

(1)	If the Participant's surviving Spouse is his sole "designated beneficiary", the Spouse's remaining life expectancy is calculated for each "distribution calendar year" using the surviving Spouse's age as of the Spouse's birthday during that calendar year. For "distribution calendar years" after the year of the surviving Spouse's death, the remaining life expectancy is calculated using the age of the surviving Spouse as of the Spouse's birthday in the calendar year of the Spouse's death, reduced by 1 for each subsequent year.

(2)	If the Participant's surviving Spouse is not the sole "designated beneficiary", the "designated beneficiary's" remaining life expectancy is calculated for each "distribution calendar year" using his age in the calendar year following the Participant's death, reduced by 1 for each subsequent year.

(ii)	If the Participant's Beneficiary is not a "designated beneficiary" (determined as of September 30 of the calendar year following the year of the Participant's death), the quotient obtained by dividing the Participant's "mrd account balance" by the Participant's remaining life expectancy calculated using the age of the Participant in the calendar year of death, reduced by 1 for each subsequent year.

(iii)	Minimum distribution amounts shall be determined using the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations and the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations.

(e)	If a Participant dies before his Required Beginning Date and before his vested interest in his Account has been distributed in full, the Participant's vested Account balance shall be distributed to the Participant's Beneficiary in a single sum payment no later than December 31 of the calendar year which includes the 5th anniversary of the Participant's death; provided, however, that if the Participant's Spouse is his sole "designated beneficiary" with respect to all or any portion of the Participant's vested Account, the Spouse may elect to postpone payment until December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later. The Spouse's election to defer payment must be made no later than September 30 of the calendar year that contains the 5th anniversary of the Participant's death.

If the Participant's Spouse is a sole "designated beneficiary" with respect to all or any portion of the Participant's interest and the Spouse dies after the Participant but before distribution to the Spouse is made, the rules described above shall be applied with respect to the interest for which the Spouse was the sole "designated beneficiary," substituting the date of the Spouse's death for the date of the Participant's death. A Participant's Spouse qualifies as the Participant's sole "designated beneficiary" if she is entitled to the Participant's entire vested interest in his Account or his entire vested interest in a segregated portion of the Participant's Account and no other "designated beneficiary" is entitled to any portion of that interest unless the Spouse dies prior to receiving full distribution of that interest.

(f)	For purposes of this Section the following terms have the following meanings:

(i)	A Participant's "designated beneficiary" means the individual who is the Participant's Beneficiary under Article XVII of the Plan and is the designated beneficiary under Code Section 401(a)(9) and Treasury Regulations Section 1.401(a)(9)-4.

(ii)	A "distribution calendar year" means a calendar year for which a minimum payment is required. The first year for which a minimum payment is required depends on whether distribution begins before or after the Participant's death. If distribution begins before the Participant's death, the first "distribution calendar year" is the calendar year immediately preceding the calendar year that contains the Participant's Required Beginning Date. If distribution begins after the Participant's death, the first "distribution calendar year" is the calendar year in which distributions are required to begin under paragraph (e) of this Section.

The required minimum payment for the Participant's first "distribution calendar year" must be made on or before the Participant's Required Beginning Date. The required minimum payment for other "distribution calendar years," including the required minimum payment for the "distribution calendar year" in which the Participant's Required Beginning Date occurs, must be made on or before December 31 of that "distribution calendar year."

(iii)	A Participant's "mrd account balance" means the Participant's Account balance as of the last Valuation Date in the calendar year immediately preceding the "distribution calendar year" (the "valuation calendar year"), adjusted as follows:

(A)	Such Account balance shall be increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the "valuation calendar year" after the Valuation Date.

(B)	Such Account balance shall be decreased by distributions made in the "valuation calendar year" after the Valuation Date.

The Account balance for the "valuation calendar year" includes any amounts rolled over or transferred to the Plan either in the "valuation calendar year" or in the "distribution calendar year" if distributed or transferred in the "valuation calendar year."

15.4	Cash Outs and Participant Consent

Notwithstanding any other provision of the Plan to the contrary, if a Participant's vested interest in his Account does not exceed $1,000, distribution of such vested interest shall be made to the Participant in a single sum payment or through a direct rollover, as described in Article XVI, as soon as reasonably practicable following his Settlement Date.

If a Participant has no vested interest in his Account on his Settlement Date, he shall be deemed to have received distribution of such vested interest on his Settlement Date.

If a Participant's vested interest in his Account exceeds $1,000, distribution shall not commence to such Participant prior to his Required Beginning Date without the Participant's written consent.

15.5	Required Commencement of Distribution

Notwithstanding any other provision of the Plan to the contrary, distribution of a Participant's vested interest in his Account shall commence to the Participant no later than his Required Beginning Date.

A Participant who does not make application for his benefit to commence as of an earlier date shall be deemed to have elected to postpone distribution hereunder until his Required Beginning Date.

15.6	Reemployment of a Participant

If a Participant whose Settlement Date has occurred is reemployed by an Employer or a Related Employer, he shall lose his right to any distribution or further distributions from the Trust arising from his prior Settlement Date and his interest in the Trust shall thereafter be treated in the same manner as that of any other Participant whose Settlement Date has not occurred.

15.7	Restrictions on Alienation

Except as provided in Code Section 401(a)(13) (relating to qualified domestic relations orders), Code Section 401(a)(13)(C) and (D) (relating to offsets ordered or required under a criminal conviction involving the Plan, a civil judgment in connection with a violation or alleged violation of fiduciary responsibilities under ERISA, or a settlement agreement between the Participant and the Department of Labor in connection with a violation or alleged violation of fiduciary responsibilities under ERISA), Treasury Regulations Section 1.401(a)-13(b)(2) (relating to Federal tax levies and judgments), or as otherwise required by law, no benefit under the Plan at any time shall be subject in any manner to anticipation, alienation, assignment (either at law or in equity), encumbrance, garnishment, levy, execution, or other legal or equitable process; and no person shall have power in any manner to anticipate, transfer, assign (either at law or in equity), alienate or subject to attachment, garnishment, levy, execution, or other legal or equitable process, or in any way encumber his benefits under the Plan, or any part thereof, and any attempt to do so shall be void.

15.8	Facility of Payment

If the Administrator finds that any individual to whom an amount is payable hereunder is incapable of attending to his financial affairs because of any mental or physical condition, including the infirmities of advanced age, such amount may, in the discretion of the Administrator, be paid to such individual's court appointed guardian or to another person with a valid power of attorney. The Trustee shall make such payment only upon receipt of written instructions to such effect from the Administrator. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the individual found incapable of attending to his financial affairs and shall be a complete discharge of any liability therefor under the Plan.

If distribution is to be made to a minor Beneficiary, the Administrator may, in its discretion, pay the amount to a duly qualified guardian or other legal representative, to an adult relative under the applicable state Uniform Gifts to Minors Act, as custodian, or to a trust that has been established for the benefit of the minor. Any such payment shall be charged to the Account from which the payment would otherwise have been paid to the minor and shall be a complete discharge of any liability therefor under the Plan.

15.9	Inability to Locate Payee and Non-Negotiated Checks

If any benefit becomes payable to any person, or to the executor or administrator of any deceased person, and if that person or his executor or administrator does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, such as (1) providing a distribution notice to the lost Participant at his/her last known address by certified mail, (2) use of a commercial locater service, the internet or other general search method, or (3) use of the Social Security Administration search program, that benefit will be forfeited. However, if the payee later files a claim for that benefit, the benefit will be restored (without earnings or interest).

If a distribution check has been issued and is outstanding for more than 180 days and the Administrator has been unable to locate the payee after diligent efforts have been made to do so, then except as specifically directed by the Administrator, the amount of the check shall be re-deposited to the Plan and forfeited. However, if the payee is subsequently located, the check amount will be restored to an Account established on the payee's behalf, without adjustment for investment gains or losses since the date of issuance.

Any amount forfeited under this Section shall be applied against the Employer Contribution obligations or against Plan expenses, as directed by the Administrator.

15.10	Distribution Pursuant to Qualified Domestic Relations Orders

Notwithstanding any other provision of the Plan to the contrary, if a qualified domestic relations order so provides, distribution may be made to an alternate payee pursuant to a qualified domestic relations order, as defined in Code Section 414(p), regardless of whether the Participant's Settlement Date has occurred or whether the Participant is otherwise entitled to receive a distribution under the Plan.

ARTICLE XVI
FORM OF PAYMENT

16.1	Applicability

The provisions of this Article shall apply to all Participants and Beneficiaries eligible to receive a distribution under the Plan (including a withdrawal under Article XIII).

16.2	Form of Payment

Distribution shall be made to a Participant, or his Beneficiary, if the Participant has died, in a single sum cash payment. Notwithstanding the foregoing, a Participant who has reached his Required Beginning Date shall receive distribution in periodic cash payments, made not less frequently than annually, equal to the minimum amount necessary to satisfy the distribution requirements of Code Section 401(a)(9) and regulations issued thereunder until such time as he may elect a single sum cash payment of the remaining vested balance of his Account.

16.3	Direct Rollover

Notwithstanding any other provision of the Plan to the contrary, in lieu of receiving distribution in a form of payment provided under this Article, a "qualified distributee" may elect in writing, in accordance with rules prescribed by the Administrator, to have a portion or all of any "eligible rollover distribution" paid directly by the Plan to the "eligible retirement plan" designated by the "qualified distributee". Any such payment by the Plan to another "eligible retirement plan" shall be a direct rollover.

Notwithstanding the foregoing, a "qualified distributee" may not elect a direct rollover with respect to an "eligible rollover distribution" if the total value of the "eligible rollover distributions" expected to be made to the "qualified distributee" for the year is less than $200 or with respect to a portion of an "eligible rollover distribution" if the value of such portion is less than $500.

For purposes of this Section, the following terms have the following meanings:

(a)	An "eligible retirement plan" with respect to the Participant, the Participant's Spouse, or the Participant's former Spouse means any of the following: (i) an individual retirement account described in Code Section 408(a), (ii) an individual retirement annuity described in Code Section 408(b), (iii) an annuity plan described in Code Section 403(a) that accepts rollovers, (iv) a qualified trust described in Code Section 401(a) that accepts rollovers, (v) an annuity contract described in Code Section 403(b) that accepts rollovers, (vi) an eligible plan under Code Section 457(b) that is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and that agrees to separately account for amounts transferred into such plan from the Plan, or (vii) a Roth IRA, as described in Code Section 408A.

An "eligible retirement plan" with respect to any other "qualified distributee" means either an individual retirement account described in Code Section 408(a) or an individual retirement annuity described in Code Section 408(b) (an "IRA"). Such IRA must be treated as an IRA inherited from the deceased Participant by the "qualified distributee" and must be established in a manner that identifies it as such.

(b)	An "eligible rollover distribution" means any distribution of all or any portion of the balance of a Participant's Account; provided, however, that an eligible rollover distribution does not include the following:

(i)	any distribution to the extent such distribution is required under Code Section 401(a)(9).

(ii)	any distribution that is one of a series of substantially equal periodic payments made not less frequently than annually for the life or life expectancy of the "qualified distributee" or the joint lives or life expectancies of the "qualified distributee" and the "qualified distributee's" designated beneficiary, or for a specified period of 10 years or more.

(iii)	any hardship withdrawal made in accordance with the provisions of Article XIII.

(c)	A "qualified distributee" means a Participant, the Participant's surviving Spouse, the Participant's Spouse or former Spouse who is an alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), or the Participant's non-Spouse Beneficiary who is his designated beneficiary within the meaning of Code Section 401(a)(9)(E).

16.4	Notice Regarding Form of Payment

Within the 60-day period ending 30 days before a Participant's Benefit Payment Date, the Administrator shall provide the Participant with a written explanation of his right to defer distribution until his Normal Retirement Date, or such later date as may be provided in the Plan, the consequences to the Participant of electing an immediate distribution of his vested Account balance instead of deferring payment, his right to make a direct rollover, and the form of payment provided under the Plan. Distribution of the Participant's Account may commence fewer than 30 days after such notice is provided to the Participant if (i) the Administrator clearly informs the Participant of his right to consider his election of whether or not to make a direct rollover or to receive a distribution prior to his Normal Retirement Date for a period of at least 30 days following his receipt of the notice and (ii) the Participant, after receiving the notice, affirmatively elects an early distribution.

16.5	Distribution in the Form of Employer Stock

Notwithstanding any other provision of the Plan to the contrary, to the extent that his vested Account is invested in Employer Stock on the date a distribution (other than a hardship withdrawal under Article XIII) is made, a Participant or Beneficiary receiving such distribution may elect to have it paid in whole shares of Employer Stock (with any fractional shares distributed in cash). Hardship withdrawals shall be made only in cash.

ARTICLE XVII
BENEFICIARIES

17.1	Designation of Beneficiary

Subject to Section 17.2 below (with respect to certain Participants' Profit Sharing Contributions Sub-Accounts), a Participant's Beneficiary shall be determined as follows:

An unmarried Participant's Beneficiary shall be the person or persons designated by such Participant in accordance with rules prescribed by the Administrator. A married Participant's Beneficiary shall be his Spouse, unless the Participant designates a person or persons other than his Spouse as Beneficiary with his Spouse's written consent in accordance with rules prescribed by the Administrator. For purposes of this Section, a Participant shall be treated as unmarried and spousal consent shall not be required if the Participant does not have a Spouse at the time of his death. In order for a Beneficiary designation to be valid, it must be filed with the Administrator or its delegate prior to the Participant’s death.

If no Beneficiary has been designated or identified pursuant to the preceding provisions of this Section, or if no Beneficiary survives the Participant, then the Beneficiary under the Plan shall be the deceased Participant's surviving Spouse or, if there is no surviving Spouse, the Participant's surviving children in equal shares or, if there are no surviving children, the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution under the Plan but before distribution is made to him in full, and if the Participant or Beneficiary has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

17.2	Designation of Beneficiary – Special Rule for Prior Profit Sharing Plan Participants

Notwithstanding Section 17.1 above, in the case of a Participant who was a participant in the Flushing Financial Corporation Stock-Based Profit Sharing Plan ("PSP") prior to May 1, 2008 and has not made a Beneficiary designation under the Plan on or after May 1, 2008, then solely for purposes of the Participant's Profit Sharing Contributions Sub-Account (and not for any other Sub-Accounts) the Participant's Beneficiary shall be determined as follows: The Participant's Beneficiary for his Profit Sharing Contributions Sub-Account shall be the person(s) designated by the Participant prior to May 1, 2008 as his beneficiary under the PSP, provided such designation was filed with the administrator of the PSP or its delegate prior May 1, 2008. If the Participant did not so designate a beneficiary under the PSP prior to May 1, 2008 or no beneficiary designated by the Participant under the PSP prior to May 1, 2008 survives the Participant, then the Beneficiary for the Participant's Profit Sharing Contributions Sub-Account shall be the deceased Participant's surviving Spouse or, if there is no surviving Spouse, the Participant's surviving children in equal shares or, if there are no surviving children, the Participant's estate. If a Beneficiary dies after becoming entitled to receive a distribution of a Participant's Profit Sharing Contributions Sub-Account but before distribution is made to him in full, and if the Participant or Beneficiary has not designated another Beneficiary to receive the balance of the distribution in that event, the estate of the deceased Beneficiary shall be the Beneficiary as to the balance of the distribution.

This Section shall not apply to any Participant who makes a Beneficiary designation under the Plan on or after May 1, 2008 or to any Participant who was not a participant in the PSP.

17.3	Spousal Consent Requirements

Any written consent given by a Participant's Spouse pursuant to this Article must acknowledge the effect of the action taken, must specify any non-Spouse Beneficiary designated by the Participant and that such Beneficiary may not be changed without the Spouse's written consent, and must be witnessed by a Plan representative or a notary public. A Participant's Spouse will be deemed to have given written consent to the Participant's designation of Beneficiary if the Participant establishes to the satisfaction of a Plan representative that such consent cannot be obtained because the Spouse cannot be located or because of other circumstances set forth in Section 401(a)(11) of the Code and regulations issued thereunder. Any written consent given or deemed to have been given by a Participant's Spouse hereunder shall be valid only with respect to the Spouse who signs the consent.

ARTICLE XVIII
ADMINISTRATION

18.1	Authority of the Sponsor and Administrator

The Administrator shall be responsible for the administration of the Plan and, in addition to the powers and authorities expressly conferred upon it in the Plan, shall have all such powers and authorities as may be necessary to carry out the provisions of the Plan, including the power and authority to interpret and construe the provisions of the Plan, to make benefit determinations, to resolve any disputes which arise under the Plan; to establish rules and procedures for the administration of the Plan (including, but not limited to, rules and procedures to be followed by Participants and Beneficiaries applying for benefits under the Plan); to authorize disbursements from the Trust Fund; to select, remove and replace the Investment Funds (other than the Employer Stock Investment Fund); and to receive, review and retain periodic reports of the financial condition of the Trust Fund; provided, however, that the Sponsor shall be the administrator and the plan administrator for purposes of the reporting and disclosure requirements of ERISA and the Code. The Sponsor and the Administrator may each employ such attorneys, agents, and accountants as they may deem necessary or advisable to assist in carrying out their respective duties hereunder. The Sponsor and the Administrator shall each be a "named fiduciary" as that term is defined in ERISA Section 402(a)(2). The Sponsor, by action of its board of directors, may:

(a)	allocate any of its powers, authority, or responsibilities for the operation and administration of the Plan (other than trustee responsibilities as defined in ERISA Section 405(c)(3)) among named fiduciaries, including a committee or person or persons designated by the Sponsor to act as such; and

(b)	designate a committee or person or persons other than a named fiduciary to carry out any of such powers, authority, or responsibilities.

18.2	Discretionary Authority

In carrying out their duties under the Plan, including making benefit determinations, interpreting or construing the provisions of the Plan, making factual determinations, and resolving disputes, the Sponsor and Administrator (or any individual to whom authority has been delegated in accordance with Section 18.1 or 18.9) shall each have absolute discretionary authority. Any interpretation of Plan provisions and any findings of fact, including eligibility to participate and eligibility for benefits, made by the Sponsor and Administrator (or any named fiduciary to whom the Sponsor has allocated authority to make such interpretations and findings of fact) are final and will not be subject to "de novo" review unless shown to be arbitrary and capricious.

18.3	Action of the Sponsor

Any act authorized, permitted, or required to be taken under the Plan by the Sponsor and which has not been delegated in accordance with Section 18.1, may be taken by action of the board of directors of the Sponsor or by any employee or employees duly empowered to carry out such acts on behalf of the Sponsor. All notices, advice, directions, certifications, approvals, and instructions required or authorized to be given by the Sponsor under the Plan shall be in writing and signed by either (i) a majority of the members of the board of directors (or similar governing body) or by such member or members as may be designated by an instrument in writing, signed by all the members thereof, as having authority to execute such documents on its behalf, or (ii) the employee or employees authorized to act for the Sponsor in accordance with the provisions of this Section.

18.4	Claims Review Procedure

Except to the extent that the provisions of any collective bargaining agreement provide another method of resolving claims for benefits under the Plan, the provisions of this Section shall control whenever a claim for benefits under the Plan is filed by any person (referred to in this Section as the "claimant") and is denied, in whole or in part. The provisions of this Section shall also control whenever a claimant seeks a remedy under any provision of ERISA or other applicable law in connection with any error regarding his benefit under the Plan and such claim is denied, in whole or in part.

(a)	Standard Claims Review: The provisions of this Section 18.4(a) shall apply to any claim that is not subject to review under the provisions of Section 18.4(b) below.

(i)	Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by a claimant, the Administrator shall transmit to the claimant a written notice of its decision within 90 days of the date the claim was filed or, if special circumstances require an extension, within 180 days of such date. If the claimant does not receive notice from the Administrator regarding disposition of his claim within 90 days of the date his claim for benefits was received by the Administrator (or, if special circumstances require an extension, within 180 days of that date; provided that the delay and the reasons for the delay are communicated to the claimant within the initial 90-day period), the claimant's claim for benefits shall be deemed to have been denied.

The notice shall be written in a manner calculated to be understood by the claimant and shall contain the following information:

(A)	the specific reasons for the denial of the claim;

(B)	specific reference to pertinent Plan provisions on which the denial is based;

(C)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such information is necessary;

(D)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim;

(E)	a description of the review procedures and in the event of an adverse review decision, a statement describing any voluntary review procedures and the claimant's right to obtain copies of such procedures; and

(F)	a statement that if the claimant requests a review of the Administrator's decision and the reviewing fiduciary's decision on review is adverse to the claimant, there is no further administrative review following such initial review, and that the claimant then has a right to bring a civil action under ERISA Section 502(a).

The notice shall also include a statement advising the claimant that, within 60 days of the date on which he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures set forth in Section 18.4(a)(ii) below.

(ii)	Within the 60-day period beginning on the earlier of (i) the date the claimant receives notice regarding disposition of his claim or (ii) the date the claimant's claim for benefits is deemed denied hereunder, the claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:

(A)	the date on which the claimant's request was received by the Administrator provided that the date on which the claimant's request for review was in fact received by the Administrator shall control in the event that the date of the actual filing is later than the date stated by the claimant pursuant to this paragraph;

(B)	the specific portions of the denial of his claim which the claimant requests the Administrator to review;

(C)	a statement by the claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made; and

(D)	any written or other material (offered as exhibits) which the claimant desires the Administrator to examine in its consideration of his position as stated pursuant to paragraph (C) of this Section.

(iii)	Within 60 days of the date determined pursuant to Section 18.4(a)(ii)(A) (or, if special circumstances require an extension, within 120 days of that date; provided that the delay and the reasons for the delay are communicated to the claimant within the initial 60-day period), the reviewing fiduciary shall conduct a full and fair review of its decision denying the claimant's claim for benefits and shall render its written decision on review to the claimant. The reviewing fiduciary's decision on review shall be written in a manner calculated to be understood by the claimant and shall contain the following information:

(A)	the specific reasons for the denial on review;

(B)	specific reference to pertinent Plan provisions on which the denial is based;

(C)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim;

(D)	a statement describing any voluntary review procedures and the claimant's right to obtain copies of such procedures; and

(E)	a statement that there is no further administrative review of the reviewing fiduciary's decision upon review, and that the claimant has a right to bring a civil action under ERISA Section 502(a).

(b)	Disability Claims Review: The provisions of this Section 18.4(b) shall apply to any claim that requires a determination as to whether or not a Participant is disabled, unless disability is determined under the Plan solely by reference to whether the Participant is entitled to disability benefits under the Social Security Act or under the Employer's long term disability plan.

(i)	Whenever the Administrator decides for whatever reason to deny, whether in whole or in part, a claim for benefits filed by a claimant, the Administrator shall transmit to the claimant a written notice of its decision within 45 days of the date the claim was filed. If special circumstances require an extension, the Administrator will notify the claimant before the end of the 45-day review period that additional review time is necessary. The notice will:

(A)	specify the circumstances requiring a delay and the date a decision is expected to be made;

(B)	explain the standards for approving a disability claim;

(C)	state the unresolved issues that prevent the Administrator from reaching a decision; and

(D)	describe any additional information needed to resolve the issues.

Unless the Administrator requires additional information from the Participant to process the disability claim, the review period cannot be extended beyond an additional 30 days. If the Administrator requires additional information from the Participant to process the disability claim, the Participant must respond within 45 days of the date the notice is provided and the review period may be extended accordingly. If special circumstances require a further extension, the Administrator will notify the claimant before the end of the initial 30-day extension that additional review time is necessary and the date by which a final decision is expected.

If within 45 days of the date his claim for benefits was received by the Administrator the claimant does not receive notice from the Administrator either disposing of his claim or requesting an extension of the review period, the claimant's claim for benefits shall be deemed to have been denied. Similarly, if the Administrator notifies the Participant that the review period has been extended, but does not provide further notice within the prescribed review period, the claimant's claim for benefits shall be deemed to have been denied.

(ii)	The notice denying a claimant's claim for disability benefit shall be written in a manner calculated to be understood by the claimant and shall contain the following information:

(A)	the specific reasons for the denial of the claim;

(B)	specific reference to pertinent Plan provisions on which the denial is based;

(C)	a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such information is necessary;

(D)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records and other information relevant to the claimant's claim;

(E)	if the claim denial is based on an internal rule, guideline, protocol, or other similar provision, a statement that a copy of the provision is available upon request, free of charge;

(F)	if the claim denial is based on an exclusion or limit (such as a medical necessity requirement or an experimental treatment exclusion) that an explanation of the scientific or clinical judgment applying the exclusion or limit is available upon request, free of charge;

(G)	a description of the review procedures and in the event of an adverse review decision, a statement describing any voluntary review procedures and the claimant's right to obtain copies of such procedures; and

(H)	a statement that if the claimant requests a review of the Administrator's decision and the reviewing fiduciary's decision on review is adverse to the claimant, there is no further administrative review following such initial review, and that the claimant then has a right to bring a civil action under ERISA Section 502(a).

The notice shall also include a statement advising the claimant that, within 180 days of the date on which he receives such notice, he may obtain review of the decision of the Administrator in accordance with the procedures set forth in Section 18.4(b)(iii) below.

(iii)	Within the 180-day period beginning on the earlier of (A) the date the claimant receives notice regarding disposition of his claim or (B) the date the claimant's claim for benefits is deemed denied hereunder, the claimant or his authorized representative may request that the claim denial be reviewed by filing with the Administrator a written request therefor, which request shall contain the following information:

(A)	the date on which the claimant's request was received by the Administrator provided that the date on which the claimant's request for review was in fact received by the Administrator shall control in the event that the date of the actual filing is later than the date stated by the claimant pursuant to this paragraph;

(B)	the specific portions of the denial of his claim which the claimant requests the Administrator to review;

(C)	a statement by the claimant setting forth the basis upon which he believes the Administrator should reverse its previous denial of his claim for benefits and accept his claim as made; and

(D)	any written or other material (offered as exhibits) which the claimant desires the Administrator to examine in its consideration of his position as stated pursuant to paragraph (C) of this Section.

(iv)	Review of a disability claim that has been denied in accordance with the provisions of Sections 18.4(b)(i) and (ii) will be conducted by a Plan fiduciary who is different from and not subordinate to the fiduciary who denied the claim. If the original claim was denied based on a medical judgment, the reviewing fiduciary shall consult with an appropriate health care professional who (i) was not consulted on the original claim and (ii) is not subordinate to someone who was consulted on the original claim. Any medical or vocational experts who were consulted on the original claim must be identified during the review. The claimant may request, in writing, a list of such experts.

(v)	Within 45 days of the date determined pursuant to Section 18.4(b)(iii)(A), the reviewing fiduciary shall conduct a full and fair review of the original decision denying the claimant's claim for benefits and shall render its written decision on review to the claimant. The reviewing fiduciary's decision on review shall be written in a manner calculated to be understood by the claimant and shall contain the following information:

(A)	the specific reasons for the denial on review;

(B)	specific reference to pertinent Plan provisions on which the denial is based;

(C)	a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim;

(D)	if the claim denial is based on an internal rule, guideline, protocol, or other similar provision, a statement that a copy of the provision is available upon request, free of charge;

(E)	if the claim denial is based on an exclusion or limit (such as a medical necessity requirement or an experimental treatment exclusion) that an explanation of the scientific or clinical judgment applying the exclusion or limit is available upon request, free of charge;

(F)	a statement describing any voluntary review procedures and the claimant's right to obtain copies of such procedures; and

(G)	the following statement: "You and your Plan may have other voluntary alternative dispute resolution options, such as mediation. One way to find out what may be available is to contact your local U.S. Department of Labor Office and your State insurance regulatory agency."

18.5	Exhaustion of Remedies

No civil action for benefits under the Plan shall be brought unless and until the aggrieved person has (a) submitted a timely claim for benefits in accordance with this Article, (b) been notified by the Administrator that the claim has been denied (or such claim is deemed denied), (c) filed a written request for a review of the claim in accordance with this Article, (d) been notified in writing of an adverse benefit determination on review, and (e) filed the civil action within 1 year of the date he receives a final adverse determination of his claim on review.

18.6	Grounds for Judicial Review

Any civil action by an aggrieved person shall be based solely on the contentions advanced by the aggrieved person in the administrative review process and the judicial review will be limited to the Plan document and the record developed during the administrative review process.

18.7	Qualified Domestic Relations Orders

The Sponsor shall establish reasonable procedures to determine the status of domestic relations orders and to administer distributions under domestic relations orders which are deemed to be qualified orders. Such procedures shall be in writing and shall comply with the provisions of Code Section 414(p) and regulations issued thereunder.

18.8	Correction of Erroneous Payments and Overpayments

If payment is made from the Plan to any individual to whom no payment should have been made or the amount paid to an individual exceeds the amount to which such individual is entitled under the Plan, the Plan has an equitable lien on the erroneous payment or the overpayment. The Administrator may correct the erroneous payment or the overpayment using any one or a combination of the following methods:

(a)	The Administrator may offset, set off, or obtain restitution of all or any part of future payments from the Plan to the individual until the erroneous payment or the overpayment is entirely recouped by the Plan.

(b)	The Administrator may request the individual to repay to the Plan the amount of the erroneous payment or the overpayment and, if repayment is not made voluntarily, take any action deemed by the Administrator to be reasonable and necessary to compel repayment, including, but not limited to, instituting legal proceedings against the individual.

(c)	If permitted by the Plan Sponsor, the Administrator may take any reasonable action, including applying forfeitures that would otherwise offset Plan expenses or the Employers' contributions as a correction to make the Plan whole as to any erroneous payment or overpayment.

(d)	The Administrator may take appropriate action in accordance with the provisions of Section 21.19.

18.9	Employee Benefits Committee

There shall be an Employee Benefits Committee ("Committee"), consisting of one or more individuals appointed by the Sponsor, which shall be the Administrator for purposes of the Plan. Any member of the Committee may resign from the Committee upon at least 60 days' prior written notice to the Sponsor (or such shorter period as may be acceptable to the Sponsor) and may be removed from the Committee at any time by the Sponsor. Unless otherwise provided by the Sponsor, any member of the Committee who is an Employee of an Employer or a Related Employer shall be automatically removed as a member of the Committee upon his termination of service as an Employee.

If more than two members of the Committee are in office, the Committee shall act by a majority of its members at the time in office, and such action may be taken either by a vote at a meeting or in writing without a meeting. However, if less than three members are in office, the Committee shall act only upon the unanimous consent of its members.

The Committee may authorize in writing any person to execute any document or documents on its behalf, and any interested person, upon receipt of notice of such authorization directed to it, may thereafter accept and rely upon any document executed by such authorized person until the Committee shall deliver to such interested person a written revocation of such authorization.

The Committee shall have the power to delegate fiduciary responsibilities (other than trustee responsibilities defined under ERISA Section 405(c)(3)) to one or more persons who are not members of the Committee and to allocate its fiduciary responsibilities among its members.

18.10	Actions Binding

Subject to the provisions of Section 18.4, any action taken by the Sponsor or the Administrator which is authorized, permitted, or required under the Plan shall be final and binding upon the Employers, the Trustee, all persons who have or who claim an interest under the Plan, and all third parties dealing with the Employers or the Trustee.

ARTICLE XIX
AMENDMENT AND TERMINATION

19.1	Amendment by Plan Sponsor

Subject to the provisions of Section 19.3, the Sponsor may at any time and from time to time amend the Plan, either prospectively or retroactively. Any such amendment shall be made by means of a written instrument executed in the name of the Sponsor by its duly authorized representatives.

19.2	Amendment by Volume Submitter Practitioner

In the event that there is a change in the law applicable to the Plan, as reflected in the Code, regulations issued thereunder, revenue rulings, or other statements published by the Internal Revenue Service, the "volume submitter practitioner" may amend the Plan to comply with such changes on behalf of the Sponsors who have adopted its "specimen plan" prior to the date that its "specimen plan" is amended to comply with such change. In addition, the "volume submitter practitioner" may amend the Plan to correct its prior approved "specimen plan." No amendment by the "volume submitter practitioner" shall be effective prior to February 17, 2005.

The "volume submitter practitioner" shall maintain, or have maintained on its behalf, a record of the Sponsors adopting its "specimen plan." The "volume submitter practitioner" shall make reasonable and diligent efforts to ensure that a copy of any amendment adopted hereunder is provided to each Sponsor at the Sponsor's last known address, as shown in the record maintained in accordance with the preceding sentence. Where necessary, the "volume submitter practitioner" shall make reasonable and diligent efforts to ensure that each Sponsor adopts new documents when necessary.

An amendment made by the "volume submitter practitioner" in accordance with the provisions of this Section may be made effective on a date prior to the first day of the Plan Year in which it is adopted if, in published guidance, the Internal Revenue Service either permits or requires such an amendment to be made to enable the Plan and Trust to satisfy the applicable requirements of the Code and all requirements for the retroactive amendment are satisfied.

The "volume submitter practitioner" may not amend a Plan on behalf of its Sponsor if either (a) the Plan modifies the "specimen plan" to incorporate a type of plan that is not permitted under the volume submitter program, as described in applicable Revenue Procedures or other statements of the Internal Revenue Service, or (b) the Internal Revenue Service has advised the Sponsor that the Plan modifies the "specimen plan" in such a manner or to such an extent that the Plan must be treated as an individually-designed plan and will not receive the extended 6-year remedial amendment cycle applicable to volume submitter plans.

For purposes of this Section, the following terms have the following meanings:

(a)	The "specimen plan" means the plan with respect to which the Internal Revenue Service has issued an advisory letter to the "volume submitter practitioner."

(b)	The "volume submitter practitioner" means Thompson Hine, LLP d/b/a Plan Document Systems.

19.3	Limitation on Amendment

Except as otherwise required by law, no amendment shall be made to the Plan that decreases the accrued benefit of any Participant or Beneficiary, except that nothing contained herein shall restrict the right to amend the provisions of the Plan relating to the administration of the Plan and Trust. Moreover, no such amendment shall be made hereunder which shall permit any part of the Trust to revert to an Employer or any Related Employer or be used or be diverted to purposes other than the exclusive benefit of Participants and Beneficiaries. The Sponsor shall make no retroactive amendment to the Plan unless such amendment satisfies the requirements of Code Section 401(b) and/or Treasury Regulations Section 1.401(a)(4)-11(g), as applicable.

19.4	Termination

The Sponsor reserves the right, by board of directors' resolution or similar action, to terminate the Plan as to all Employers at any time (the effective date of such termination being hereinafter referred to as the "termination date"). Upon any such termination of the Plan, the following actions shall be taken for the benefit of Participants and Beneficiaries:

(a)	As of the termination date, each Investment Fund shall be valued and all Accounts and Sub-Accounts shall be adjusted in the manner provided in Article XI, with any unallocated contributions or forfeitures being allocated as of the termination date in the manner otherwise provided in the Plan. The termination date shall become a Valuation Date for purposes of Article XI. In determining the net worth of the Trust, there shall be included as a liability such amounts as shall be necessary to pay all expenses in connection with the termination of the Trust and the liquidation and distribution of the property of the Trust, as well as other expenses, whether or not accrued, and shall include as an asset all accrued income.

(b)	All Accounts shall then be disposed of to or for the benefit of each Participant or Beneficiary in accordance with the provisions of Article XV as if the termination date were his Settlement Date; provided, however, that notwithstanding the provisions of Article XV, if the Plan does not offer an annuity option and if neither his Employer nor a Related Employer establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7)), the Participant's written consent to the commencement of distribution shall not be required regardless of the value of the vested portions of his Account.

(c)	Notwithstanding the provisions of paragraph (b) of this Section, no distribution shall be made to a Participant of any portion of the balance of his 401(k) Contributions Sub-Account on account of Plan termination (other than a distribution made in accordance with Article XIII or XV or required in accordance with Code Section 401(a)(9)) unless (i) neither his Employer nor a Related Employer establishes or maintains another defined contribution plan (other than an employee stock ownership plan as defined in Code Section 4975(e)(7), a tax credit employee stock ownership plan as defined in Code Section 409, a simplified employee pension as defined in Code Section 408(k), a SIMPLE IRA plan as defined in Code Section 408(p), a plan or contract that meets the requirements of Code Section 403(b), or a plan that is described in Code Section 457(b) or (f)) either at the time the Plan is terminated or at any time during the period ending 12 months after distribution of all assets from the Plan; provided, however, that this provision shall not apply if fewer than 2% of the Eligible Employees under the Plan were eligible to participate at any time in such other defined contribution plan during the 24 month period beginning 12 months before the Plan termination, and (ii) the distribution the Participant receives is a "lump sum distribution" as defined in Code Section 402(e)(4), without regard to clauses (I), (II), (III), and (IV) of sub paragraph (D)(i) thereof.

Notwithstanding anything to the contrary contained in the Plan, upon any such Plan termination, the vested interest of each Participant and Beneficiary in his Employer Contributions Sub-Account shall be 100%; and, if there is a partial termination of the Plan, the vested interest of each Participant and Beneficiary who is affected by the partial termination in his Employer Contributions Sub-Account shall be 100%. For purposes of the preceding sentence only, the Plan shall be deemed to terminate automatically if there shall be a complete discontinuance of contributions hereunder by all Employers.

19.5	Inability to Locate Payee on Plan Termination

If distribution of a Participant's Account is to be made to the Participant, his Beneficiary, or an alternate payee under a qualified domestic relations order (a "payee") on account of the termination of the Plan, and such payee does not present himself to the Administrator within a reasonable period after the Administrator mails written notice of his eligibility to receive a distribution hereunder to his last known address and makes such other diligent effort to locate the person as the Administrator determines, distribution of such Account shall be made at the direction of the Administrator through a direct rollover to an individual retirement plan established on behalf of the payee with a provider selected by the Administrator, purchase of an annuity contract on behalf of the payee, transfer to another "eligible retirement plan", as defined in the Section of Article XVI entitled "Direct Rollover", or payment to the Pension Benefit Guaranty Corporation missing participant program.

19.6	Reorganization

The merger, consolidation, or liquidation of any Employer with or into any other Employer or a Related Employer shall not constitute a termination of the Plan as to such Employer.

19.7	Withdrawal of an Employer

An Employer other than the Sponsor may, with the consent of the Sponsor, withdraw from the Plan and shall thereupon cease to be an Employer for all purposes of the Plan. Subject to Section 19.6 and unless the Sponsor otherwise directs, an Employer shall be deemed automatically to withdraw from the Plan if it ceases to be a Related Employer of the Sponsor or any other Employer.

ARTICLE XX
ADOPTION BY OTHER ENTITIES

20.1	Adoption by Related Employers

A Related Employer may, with the consent of the Sponsor, adopt the Plan and become an Employer.

20.2	Effective Plan Provisions

An Employer who adopts the Plan shall be bound by the provisions of the Plan in effect at the time of the adoption and as subsequently in effect because of any amendment to the Plan.

ARTICLE XXI
MISCELLANEOUS PROVISIONS

21.1	No Commitment as to Employment

Nothing contained herein shall be construed as a commitment or agreement upon the part of any person to continue his employment with an Employer or Related Employer, or as a commitment on the part of any Employer or Related Employer to continue the employment, compensation, or benefits of any person for any period.

21.2	Benefits

Nothing in the Plan nor the Trust Agreement shall be construed to confer any right or claim upon any person, firm, or corporation other than the Employers, the Trustee, Participants, and Beneficiaries.

21.3	No Guarantees

The Employers, the Administrator, and the Trustee do not guarantee the Trust from loss or depreciation, nor do they guarantee the payment of any amount which may become due to any person hereunder.

21.4	Expenses

The expenses of operation and administration of the Plan, including the expenses of the Administrator and fees of the Trustee, shall be paid from the Trust, unless the Sponsor elects to make payment. To the extent paid from the Trust, administrative expenses shall be paid first from any forfeitures the Administrator has directed to be used for payment of expenses. Any remaining expenses shall be allocated among Participants' Accounts.

Notwithstanding the foregoing, the costs incident to the management of the assets of an Investment Fund or to the purchase or sale of securities held in an Investment fund shall be allocable to Accounts invested in such Investment Fund. Further, the Sponsor may direct that expenses that are incurred directly with respect to an individual Participant's Account shall be paid from that Account.

21.5	Precedent

Except as otherwise specifically provided, no action taken in accordance with the Plan shall be construed or relied upon as a precedent for similar action under similar circumstances.

21.6	Duty to Furnish Information

The Employers, the Administrator, and the Trustee shall furnish to any of the others any documents, reports, returns, statements, or other information that the other reasonably deems necessary to perform its duties hereunder or otherwise imposed by law.

21.7	Merger, Consolidation, or Transfer of Plan Assets

The Plan shall not be merged or consolidated with any other plan, nor shall any of its assets or liabilities be transferred to another plan, unless, immediately after such merger, consolidation, or transfer of assets or liabilities, each Participant in the Plan would receive a benefit under the Plan which is at least equal to the benefit he would have received immediately prior to such merger, consolidation, or transfer of assets or liabilities (assuming in each instance that the Plan had then terminated).

21.8	Condition on Employer Contributions

Notwithstanding anything to the contrary contained in the Plan or the Trust Agreement, any contribution of an Employer hereunder is conditioned upon the continued qualification of the Plan under Code Section 401(a), the exempt status of the Trust under Code Section 501(a), and the current deductibility of the contribution under Code Section 404. Except as otherwise provided in this Section and Section 21.9, however, in no event shall any portion of the property of the Trust ever revert to or otherwise inure to the benefit of an Employer or any Related Employer.

21.9	Return of Contributions to an Employer

Notwithstanding any other provision of the Plan or the Trust Agreement to the contrary, in the event any contribution of an Employer made hereunder:

(a)	is made under a mistake of fact, or

(b)	is disallowed as a current deduction under Code Section 404,

such contribution, reduced for any losses experienced by the Trust Fund, may be returned to the Employer within 1 year after the payment of the contribution or the disallowance of the deduction to the extent disallowed, whichever is applicable. If the contribution is returned because of a mistake of fact, the amount returned will be reduced for any losses experienced by the Trust Fund. In the event the Plan does not initially qualify under Code Section 401(a), any contribution of an Employer made hereunder may be returned to the Employer within 1 year of the date of denial of the initial qualification of the Plan, but only if an application for determination was made within the period of time prescribed under ERISA Section 403(c)(2)(B).

21.10	Validity of Plan

The validity of the Plan shall be determined and the Plan shall be construed and interpreted in accordance with the laws of the state or commonwealth in which the Sponsor has its principal place of business, except as preempted by applicable Federal law. The invalidity or illegality of any provision of the Plan shall not affect the legality or validity of any other part thereof.

21.11	Trust Agreement

The Trust Agreement and the Trust maintained thereunder shall be deemed to be a part of the Plan as if fully set forth herein and the provisions of the Trust Agreement are hereby incorporated by reference into the Plan.

21.12	Parties Bound

The Plan shall be binding upon the Employers, all Participants and Beneficiaries hereunder, and, as the case may be, the heirs, executors, administrators, successors, and assigns of each of them.

21.13	Application of Certain Plan Provisions

For purposes of the general administrative provisions and limitations of the Plan, a Participant's Beneficiary or alternate payee under a qualified domestic relations order shall be treated as any other person entitled to receive benefits under the Plan. Upon any termination of the Plan, any such Beneficiary or alternate payee under a qualified domestic relations order who has an interest under the Plan at the time of such termination, which does not cease by reason thereof, shall be deemed to be a Participant for all purposes of the Plan. A Participant's Beneficiary, if the Participant has died, or alternate payee under a qualified domestic relations order shall be treated as a Participant for purposes of directing investments as provided in Article X.

21.14	Merged Plans

In the event another defined contribution plan (the "merged plan") is merged into and made a part of the Plan, in no event shall a Participant's vested interest in his Sub-Account attributable to amounts transferred to the Plan from the "merged plan" (his "transferee Sub-Account") on and after the merger be less than his vested interest in his account under the "merged plan" immediately prior to the merger. Notwithstanding any other provision of the Plan to the contrary, a Participant's service credited for eligibility and vesting purposes under the "merged plan" as of the merger, if any, shall be included as Eligibility and Vesting Service under the Plan to the extent Eligibility and Vesting Service are credited under the Plan. Special provisions applicable to a Participant's "transferee Sub-Account", if any, shall be specifically reflected in the Plan or in an Addendum or Appendix to the Plan.

21.15	Transferred Funds

If funds from another qualified plan are transferred or merged into the Plan, such funds shall be held and administered in accordance with any restrictions applicable to them under such other plan to the extent required by law and shall be accounted for separately to the extent necessary to accomplish the foregoing.

21.16	Veterans Reemployment Rights

Notwithstanding any other provision of the Plan to the contrary, contributions, benefits, and service credit with respect to qualified military service shall be provided in accordance with Code Section 414(u). Any contributions required to be made in accordance with this Section shall be contributed to the Plan within the time period prescribed under applicable regulations or other guidance. Any Matching Contributions required to be made because of 401(k) Contributions made by a Participant in accordance with the provisions of Code Section 414(u), shall be contributed to the Plan as soon as administratively practicable after the date on which the Participant's contributions are paid to the Plan. The Administrator shall notify the Trustee of any Participant with respect to whom additional contributions are made because of qualified military service. Additional contributions made in accordance with the provisions of this Section that are treated as 401(k) Contributions shall not be included in applying the limitations on 401(k) Contributions described in Article VII. In addition, any Matching Contributions required to be made because of 401(k) Contributions made by a Participant in accordance with the provisions of Code Section 414(u), shall not be included in applying the limitations on Matching Contributions described in Article VII.

If a Participant who is absent from employment as a Covered Employee because of military service dies while performing qualified military service (as defined in Code Section 414(u)), the Participant shall be treated as having returned to employment as a Covered Employee on the day immediately preceding his death for purposes of determining the Participant's vested interest in his Account and his Beneficiary's eligibility for a death benefit under the Plan. Notwithstanding the foregoing, such a Participant shall not be entitled to additional contributions with respect to his period of military leave.

A Participant who becomes disabled while performing qualified military service shall be credited with Vesting Service for his period of military leave as if he returned to employment immediately prior to the date he became disabled and then terminated employment on his disability date. Notwithstanding the foregoing, such a Participant shall not be entitled to any additional contributions with respect to his period of military service.

21.17	Delivery of Cash Amounts

To the extent that the Plan requires the Employers to deliver cash amounts to the Trustee, such delivery may be made through any means acceptable to the Trustee, including wire transfer.

21.18	Written Communications

Any communication among the Employers, the Administrator, the Investment Fiduciary, and the Trustee that is stipulated under the Plan to be made in writing may be made in any medium that is acceptable to the receiving party and permitted under applicable law. In addition, any communication or disclosure to or from Participants and/or Beneficiaries that is required under the terms of the Plan to be made in writing may be provided in any other medium (electronic, telephonic, or otherwise) that is acceptable to the Administrator and permitted under applicable law.

21.19	Plan Correction Procedures

The Employer may take such action as it deems necessary to correct any Plan failure, including, but not limited to, operational failures, documentation failures (such as a failure to timely amend), failures affecting Plan qualification, etc. Subject to the requirements of the Employee Plans Compliance Resolution System, as set forth in Revenue Procedure 2013-12, or any superseding guidance ("EPCRS"), the Employer may adopt any correction method that it deems appropriate under the circumstances. In addition to any correction method specified in the Plan, the Employer may, where appropriate, make correction in accordance with EPCRS, including the making of a qualified nonelective contribution permitted under EPCRS, but not otherwise provided under the Plan.

In the event of a fiduciary breach or a prohibited transaction, correction shall be made in accordance with the requirements of ERISA and the Code.

ARTICLE XXII
TOP-HEAVY PROVISIONS

22.1	Definitions

For purposes of this Article, the following terms shall have the following meanings:

The "compensation" of an employee means his "415 compensation" as defined in Section 7.1.

The "determination date" with respect to any Plan Year means the last day of the preceding Plan Year, except that the "determination date" with respect to the first Plan Year of the Plan, shall mean the last day of such Plan Year.

A "key employee" means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the "determination date" was an officer of an Employer or a Related Employer having annual "compensation" greater than $165,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2012), a 5% owner of an Employer or a Related Employer, or a 1% owner of an Employer or a Related Employer having annual "compensation" of more than $150,000.

A "non-key employee" means any Employee who is not a "key employee".

A "permissive aggregation group" means those plans included in each Employer's "required aggregation group" together with any other plan or plans of the Employer or any Related Employer, so long as the entire group of plans would continue to meet the requirements of Code Sections 401(a)(4) and 410.

A "required aggregation group" means the group of tax-qualified plans maintained by an Employer or a Related Employer consisting of each plan in which a "key employee" participates or participated at any time during the Plan Year containing the "determination date" or any of the 4 preceding Plan Years (regardless of whether the plan has terminated) and each other plan that enables a plan in which a "key employee" participates to meet the requirements of Code Section 401(a)(4) or Code Section 410.

A "top-heavy group" with respect to a particular Plan Year means a "required" or "permissive aggregation group" if the sum, as of the "determination date", of the present value of the cumulative accrued benefits for "key employees" under all defined benefit plans included in such group and the aggregate of the account balances of "key employees" under all defined contribution plans included in such group exceeds 60% of a similar sum determined for all employees covered by the plans included in such group.

A "top heavy plan" with respect to a particular Plan Year means (i) in the case of a defined contribution plan (including any simplified employee pension plan), a plan for which, as of the "determination date", the aggregate of the accounts (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) of "key employees" exceeds 60% of the aggregate of the accounts of all participants under the plan, with the accounts valued as of the relevant valuation date and increased for any distribution of an account balance made during the 1-year period ending on the "determination date" (5-year period ending on the "determination date" if distribution is made for any reason other than severance from employment, death, or disability), (ii) in the case of a defined benefit plan, a plan for which, as of the "determination date", the present value of the cumulative accrued benefits payable under the plan (within the meaning of Code Section 416(g) and the regulations and rulings thereunder) to "key employees" exceeds 60% of the present value of the cumulative accrued benefits under the plan for all employees, with the present value of accrued benefits for employees (other than "key employees") to be determined under the accrual method uniformly used under all plans maintained by an Employer or, if no such method exists, under the slowest accrual method permitted under the fractional accrual rate of Code Section 411(b)(1)(C) and including the present value of any part of any accrued benefits distributed during the 1-year period ending on the "determination date" (5-year period ending on the "determination date" if distribution is made for any reason other than severance from employment, death, or disability), and (iii) any plan (including any simplified employee pension plan) included in a "required aggregation group" that is a "top heavy group". For purposes of this paragraph, the accounts and accrued benefits of any employee who has not performed services for an Employer or a Related Employer during the 1 year period ending on the "determination date" shall be disregarded. For purposes of this paragraph, the present value of cumulative accrued benefits under a defined benefit plan for purposes of top heavy determinations shall be calculated using the actuarial assumptions otherwise employed under such plan, except that the same actuarial assumptions shall be used for all plans within a "required" or "permissive aggregation group". A Participant's interest in the Plan attributable to any Rollover Contributions, except Rollover Contributions made from a plan maintained by an Employer or a Related Employer, shall not be considered in determining whether the Plan is a "top-heavy plan". Notwithstanding the foregoing, if a plan is included in a "required" or "permissive aggregation group" that is not a "top-heavy group", such plan shall not be a "top-heavy plan".

The "valuation date" with respect to any "determination date" means the most recent Valuation Date occurring within the 12-month period ending on the "determination date".

22.2	Applicability

Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article shall be applicable during any Plan Year in which the Plan is determined to be a "top-heavy plan" as hereinafter defined.

22.3	Minimum Employer Contribution

If the Plan is determined to be a "top heavy plan" for a Plan Year, the Employer Contributions and forfeitures allocated to the Account of each "non-key employee" who is an Eligible Employee and who is employed by an Employer or a Related Employer on the last day of such top heavy Plan Year shall be no less than the lesser of (i) 3% of his "compensation" or (ii) the largest percentage of "compensation" that is allocated as an Employer Contribution and/or 401(k) Contribution for such Plan Year to the Account of any "key employee"; except that, in the event the Plan is part of a "required aggregation group", and the Plan enables a defined benefit plan included in such group to meet the requirements of Code Section 401(a)(4) or 410, the minimum allocation of Employer Contributions and forfeitures to each such "non-key employee" shall be 3% of the "compensation" of such "non-key employee". In lieu of the minimum allocation described in the preceding sentence, the Employer Contributions and forfeitures allocated to the Account of each "non-key employee" who is an Eligible Employee and who is employed by an Employer or a Related Employer on the last day of a top heavy Plan Year and who is also covered under a top heavy defined benefit plan maintained by an Employer or a Related Employer will be no less than 5% of his "compensation". Any minimum allocation to a "non-key employee" required by this Section shall be made without regard to any social security contribution made on behalf of the "non-key employee", his number of hours of service, his level of "compensation", or whether he declined to make elective or mandatory contributions.

Notwithstanding the foregoing, this Section shall not apply to a Participant for any Plan Year for which he receives a top-heavy minimum benefit under a defined benefit plan of an Employer or a Related Employer.

Employer Contributions allocated to a Participant's Account in accordance with this Section shall be considered "annual additions" under Article VII for the "limitation year" for which they are made and shall be separately accounted for.

22.4	Exclusion of Collectively-Bargained Employees

Notwithstanding any other provision of this Article, Employees who are covered by an agreement that the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and one or more employers shall not be entitled to a minimum allocation or accelerated vesting under this Article, unless otherwise provided in the collective bargaining agreement.

ARTICLE XXIII
SPECIAL EFFECTIVE DATES

23.1	Compliance Effective Dates

Unless otherwise specifically provided by the terms of the Plan, this amendment and restatement is effective with respect to each change made to satisfy the provisions of (i) final Treasury Regulations issued under Code Section 401(k) and 415 ("final 415 regulations"), (ii) the Pension Protection Act of 2006 ("PPA"), (iii) the Heroes Earnings Assistance and Relief Act of 2008 ("HEART"), (iv) the Worker, Retiree and Employee Recovery Act of 2008 ("WRERA"), (v) the Small Business Jobs Act of 2010 ("SBJPA"), or (vi) any regulations, rulings, or other published guidance issued under the Code, ERISA, PPA, HEART, WRERA, or SBJPA, the first day of the first period (which may or may not be the first day of a Plan Year) with respect to which such change became required because of such provision (including any day that became such as a result of an election or waiver by an Employee or a waiver or exemption issued under the Code, ERISA, PPA, HEART, WRERA, or SBJPA), including, but not limited to, the provisions described in this Addendum.

Specifically, the following retroactive effective dates apply for purposes of compliance with the final 415 regulations, PPA, HEART, WRERA, and SBJPA:

(a)	The changes to Article VII to comply with the "final 415 Regulations" were effective as of the first day of the first limitation year beginning on or after July 1, 2007. Specifically, these changes include the following:

(i)	The definition of "415 compensation" in Section 7.1 was amended to include only permissible post-severance amounts.

(ii)	The 415 limitations were amended to reflect the "final 415 regulations."

(b)	Except as specifically provided below, the changes to comply with PPA were effective as of the first day of the first Plan Year beginning on or after January 1, 2007. Specifically, these changes include the following:

(i)	Effective for distributions made after December 31, 2007, the definition of "eligible retirement plan" was amended to permit direct rollovers to Roth IRAs.

(ii)	The Plan was amended to permit a Participant's non-Spouse Beneficiary to make a direct rollover of any distribution made after the effective date to an inherited IRA. This change was made effective October 19, 2007.

(iii)	The Plan was amended to comply with the Employer Stock diversification rules of Code Section 401(a)(35) effective March 30, 2007.

(iv)	The Plan was amended to provide for "qualified reservist withdrawals". This change was made effective January 1, 2010.

(v)	The Plan was amended to permit a hardship withdrawal by the Participant to satisfy an immediate and heavy financial need of the Participant's primary Beneficiary. This change was made effective January 1, 2010.

(vi)	Effective for Plan Years beginning on or after January 1, 2008, the Plan was amended to provide that distributions of "excess deferrals", "excess contributions", "excess aggregate contributions", and 401(k) Contributions that exceed the limits under Code Section 402(g) when aggregated with a plan maintained by an un-related employer, as applicable, shall not include income or loss for the gap period between the end of the Plan Year in which they were contributed and the date of distribution.

(c)	Except as specifically provided below, the changes to comply with HEART were effective as of the first day of the first Plan Year beginning on or after January 1, 2007. Specifically, these changes include the following:

(i)	Effective for limitation years beginning after December 31, 2008, the definition of "415 compensation" was amended to include differential pay.

(ii)	The Plan was amended to provide that upon the death of a Participant absent from employment due to qualified military service:

(A)	The Participant was treated as having returned to employment immediately prior to death for vesting purposes, other than accruing additional benefits under the Plan.

(iii)	The Plan was amended to provide that if a Participant became Disabled while absent from employment due to qualified military service:

(A)	The Participant was treated as having returned to employment immediately prior to disability for vesting purposes, other than accruing additional benefits under the Plan. This change was made effective January 1, 2010.

(iv)	A Participant absent from work because of qualifying military service for more than 30 days is deemed to have terminated employment for purposes of eligibility to receive a distribution of 401(k) Contributions. This change was made effective January 1, 2010.

(d)	The Plan was amended as permitted by WRERA to provide the following with respect to minimum required distributions made for the 2009 calendar year:

(i)	If the first minimum required distributions commenced for the 2009 calendar year, distribution did not commence unless a Participant or Beneficiary affirmatively elected to receive the distribution. If minimum required distributions commenced for a year prior to the 2009 calendar year, distributions were made for the 2009 calendar year, unless a Participant or Beneficiary affirmatively elected not to receive the distribution.

* * *

EXECUTED AT Uniondale, New York, this 4th day of April 2016.

FLUSHING BANK

By:	/s/ Ruth Filiberto
Ruth Filiberto
Title: Executive Vice President/Director of Human Resources

APPENDIX

TO
FLUSHING BANK 401(k) SAVINGS PLAN

Special Provisions Applicable to Former Participants
in the New York Federal Savings Bank 401(k) Profit Sharing Plan

1.	Definitions. For purposes of this Appendix, the following terms and phrases shall have the following meanings:

a.	NY Federal Sub-Account means the Sub-Account or Sub-Accounts established on behalf of a NY Federal Participant to which his accounts under the NY Federal Plan were credited, together with all earnings and appreciation thereon, and against which are charged any withdrawals and other distributions made from such Sub-Accounts and any losses, depreciation or expenses allocable to amounts credited to such Sub-Accounts. A Participant's NY Federal Sub-Account shall be a "frozen" Sub-Account to which no new contributions or loan repayments shall be made.

b.	NY Federal Participant means an individual who was a participant in the NY Federal Plan immediately prior to December 31, 2004. An individual shall cease to be a NY Federal Participant on the earlier of the date the individual dies or the entire balance of his NY Federal Sub-Account has been distributed.

c.	NY Federal Plan means the NY Federal Savings Bank 401(k) Profit Sharing Plan, as in effect immediately prior to December 31, 2004.

All capitalized terms and phrases not defined in this Appendix shall have the meaning set forth in the Plan.

2.	Applicability and Effective Date. The NY Federal Plan was merged into this Plan effective December 31, 2004, and the accounts of each NY Federal Participant under the NY Federal Plan were credited to his NY Federal Sub-Account under this Plan. This Appendix sets forth special rules that apply to a Participant’s NY Federal Sub-Account. For purposes of the Plan, the term “Account” shall include a Participant’s NY Federal Sub-Account except where such an interpretation would be inconsistent with a provision of this Appendix. A Participant’s NY Federal Sub-Account shall be subject to the provisions of the Plan, as modified by the provisions of this Appendix.

The provisions of this Appendix are effective as of December 31, 2004, and with respect to New York Federal Sub-Accounts shall supersede any other provisions of the Plan which are inconsistent with the provisions of this Appendix.

3.	Vesting. A NY Federal Participant shall always be fully vested in the balance of his NY Federal Sub-Account.

4.	Non-Hardship Withdrawals.

a.	Age 59-1/2. The NY Federal Sub-Account of a Participant who has attained age 59-1/2 shall be available for non-hardship withdrawals under Article XIII of the Plan. Whether any such withdrawal is taken from a Participant’s NY Federal Sub-Account before or after it is taken from the Participant’s other Sub-Accounts shall be determined in accordance with rules and procedures established by the Administrator.

b.	Disability. A NY Federal Participant who has incurred a “Total and Permanent Disability”, as defined below, shall be entitled to withdraw the entire balance of his NY Federal Sub-Account upon ten (10) days prior written notice to the Administrator. Any such withdrawal shall be paid in accordance with Article XVI of the Plan.

For purposes of this Section 4, b., “Total and Permanent Disability” means a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders the individual incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Acts.

5.	Hardship Withdrawals. A Participant’s NY Federal Sub-Account shall not be available for hardship withdrawals under Article XIII of the Plan.

6.	Distribution of Benefits Following Termination of Employment. If a NY Federal Participant terminates employment with the Employers and all Related Employers for any reason other than death, distribution of his NY Federal Sub-Account shall be made together with his other Sub-Accounts in accordance with the applicable provisions of the Plan.

7.	Payments Upon Death. If a NY Federal Participant dies before the entire balance of his NY Federal Sub-Account has been distributed to him, the remainder of such Sub-Account shall be paid to his Beneficiary together with the other Sub-Accounts payable to the Beneficiary in accordance with the applicable provisions of the Plan.

8.	Beneficiary Designation. Any beneficiary designation made under the NY Federal Plan shall be void, and shall not be given any effect under this Plan, except in the case of a NY Federal Participant who died before December 31, 2004.

9.	Benefits in Pay Status. If an individual is receiving installment payments under the NY Federal Plan immediately before December 31, 2004, payments shall, to the extent practicable, continue to be made to such individual from this Plan under the terms and conditions of the NY Federal Plan with respect to periods on and after December 31, 2004.

10.	Loans. No loans shall be available from a Participant’s NY Federal Sub-Account, and a Participant’s NY Federal Sub-Account shall not be taken into account in determining the maximum loan amount available to the Participant under the Plan.

APPENDIX

TO
FLUSHING BANK 401(k) SAVINGS PLAN

Special Provisions Applicable to Former Participants
in the Atlantic Liberty Savings, F.A. 401(k) Savings Plan

1.	Definitions. For purposes of this Appendix, the following terms and phrases shall have the following meanings:

a.	Atlantic Liberty Sub-Account means the Sub-Account or Sub-Accounts established on behalf of an Atlantic Liberty Participant to which his accounts under the Atlantic Liberty Plan (other than accounts attributable to elective deferrals) were credited, together with all earnings and appreciation thereon, and against which are charged any withdrawals and other distributions made from such Sub-Accounts and any losses, depreciation or expenses allocable to amounts credited to such Sub-Accounts. A Participant's Atlantic Liberty Sub-Account shall be a "frozen" Sub-Account to which no new contributions shall be made. (Any accounts of an Atlantic Liberty Participant under the Atlantic Liberty Plan attributable to elective deferrals were merged into the corresponding Sub-Account under this Plan).

b.	Atlantic Liberty Participant means an individual who was a participant in the Atlantic Liberty Plan immediately prior to the Merger Date. An individual shall cease to be an Atlantic Liberty Participant on the earlier of the date the individual dies or the entire balance of his Atlantic Liberty Sub-Account has been distributed.

c.	Atlantic Liberty Plan means the Atlantic Liberty Savings, F.A. 401(k) Savings Plan, as in effect immediately prior to the Merger Date.

d.	Merger Date means April 30, 2010.

All capitalized terms and phrases not defined in this Appendix shall have the meaning set forth in the Plan.

2.	Applicability and Effective Date. The Atlantic Liberty Plan was merged into this Plan effective April 30, 2010, and the accounts (other than accounts attributable to elective deferrals) of each Atlantic Liberty Participant under the Atlantic Liberty Plan were credited to his Atlantic Liberty Sub-Account under this Plan. This Appendix sets forth special rules that apply to a Participant’s Atlantic Liberty Sub-Account. For purposes of the Plan, the term “Account” shall include a Participant’s Atlantic Liberty Sub-Account except where such an interpretation would be inconsistent with a provision of this Appendix. A Participant’s Atlantic Liberty Sub-Account shall be subject to the provisions of the Plan, as modified by the provisions of this Appendix.

The provisions of this Appendix are effective as of April 30, 2010, and with respect to Atlantic Liberty Sub-Accounts shall supersede any other provisions of the Plan which are inconsistent with the provisions of this Appendix.

3.	Vesting. An Atlantic Liberty Participant shall always be fully vested in the balance of his Atlantic Liberty Sub-Account.

4.	Non-Hardship Withdrawals.

a.	Age 59-1/2. The Atlantic Liberty Sub-Account of a Participant who has attained age 59-1/2 shall be available for non-hardship withdrawals under Article XIII of the Plan. Whether any such withdrawal is taken from a Participant’s Atlantic Liberty Sub-Account before or after it is taken from the Participant’s other Sub-Accounts shall be determined in accordance with rules and procedures established by the Administrator.

b.	Hardship Withdrawals. A Participant's Atlantic Liberty Sub-Account shall not be available for hardship withdrawals under the Plan.

5.	Loans.

a.	A Participant’s Atlantic Liberty Sub-Account shall be available for loans under Article XII and shall be taken into account in determining the amount of the Plan’s security interest and the maximum available loan with respect to the Participant under Article XII. Whether any such loan is taken from (or a loan repayment is made to) a Participant’s Atlantic Liberty Sub-Account before or after it is taken from (or repaid to) the Participant’s other Sub-Accounts shall be determined in accordance with rules and procedures established by the Administrator.

b.	If an individual has an outstanding loan under the Atlantic Liberty Plan immediately prior to the Merger Date, such loan, shall, to the extent practicable, be administered in accordance with the provisions of the note reflecting such loan and shall remain outstanding until repaid in accordance with its terms.

6.	Distribution of Benefits Following Termination of Employment. If an Atlantic Liberty Participant terminates employment with the Employers and all Related Employers for any reason other than death, distribution of his Atlantic Liberty Sub-Account shall be made together with his other Sub-Accounts in accordance with the applicable provisions of the Plan.

7.	Payments Upon Death. If an Atlantic Liberty Participant dies before the entire balance of his Atlantic Liberty Sub-Account has been distributed to him, the remainder of such Sub-Account shall be paid to his Beneficiary together with the other Sub-Accounts payable to the Beneficiary in accordance with the applicable provisions of the Plan.

8.	Beneficiary Designation. Any beneficiary designation made under the Atlantic Liberty Plan shall be void, and shall not be given any effect under this Plan, except in the case of an Atlantic Liberty Participant who died before the Merger Date.

9.	Benefits in Pay Status. If an individual is receiving installment payments under the Atlantic Liberty Plan immediately before the Merger Date, payments shall, to the extent practicable, continue to be made to such individual from this Plan under the terms and conditions of the Atlantic Liberty Plan with respect to periods on and after the Merger Date.